                                 EXHIBIT 10.2
                                 ------------

                    AGREEMENT AND PLAN OF REORGANIZATION OF



                         GOLDEN GATE CARTING, CO, INC.

                              CHRISTOPHER PITTAS

                             NICHOLAS PITTAS, JR.

                        EASTERN WASTE OF NEW YORK, INC.

                                      AND

                     EASTERN ENVIRONMENTAL SERVICES, INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
RECITALS...................................................................    1

ARTICLE I. Reorganization; Closing.........................................    1
           -----------------------

ARTICLE II. Representations and Warranties of the Sellers..................   11
            ---------------------------------------------

ARTICLE III. Representations and Warranties of Purchasers..................   21
             --------------------------------------------

ARTICLE IV. Additional Agreements of Sellers...............................   23
            --------------------------------

ARTICLE V. Additional Agreements of Purchasers.............................   26
           -----------------------------------

ARTICLE VI. Conditions of Purchasers.......................................   28
            ------------------------

ARTICLE VII. Conditions of Sellers.........................................   30
             ---------------------

ARTICLE VIII. Indemnification..............................................   31
              ---------------

ARTICLE IX. Other Provisions...............................................   35
            ----------------

                                   SCHEDULES


1.4            COMPANY DEBT

1.6            EXCLUDED ASSETS

1.10(C)        OPINION OF PURCHASERS' COUNSEL

1.10(E)        ASSIGNMENT AND ASSUMPTION AGREEMENT

1.11(A)        BILL OF SALE

1.11(B)        NON-COMPETE AGREEMENT

1.11(D)        OPINION OF SELLERS' COUNSEL

1.12(B)        ALLOCATION OF PURCHASE PRICE TO ASSETS

2.1            SUBSIDIARIES

2.2            CAPITAL STOCK

2.3            CONTRACTS, PERMITS, MORTGAGES AND MATERIAL DOCUMENTS

2.4(A)(I)      ROLLING STOCK

2.4(A)(II)     CONTAINERS

2.4(B)         PERSONAL PROPERTY EXCEPTIONS

2.5            CUSTOMERS

2.7            ADVERSE CHANGES

2.8(B)         ACCOUNTS RECEIVABLE

2.8(C)         ACCOUNTS PAYABLE

2.9(F)         COMPENSATION INCREASES

2.10           TAX STATUS OF COMPANY

2.11           INSURANCE POLICIES, PERFORMANCE BONDS AND LETTERS OF CREDIT

2.12(A)        CONTRACTS WITH EMPLOYEES

2.12(B)        EMPLOYEES; UNION REPRESENTATION

2.12(C)        BENEFIT PLANS

2.13(A)        VIOLATIONS OF FEDERAL, STATE OR LOCAL LAW

2.13(B)        ENVIRONMENTAL VIOLATIONS

2.13(C)        LANDFILLS AND DISPOSAL FACILITIES

2.13(F)        LIST AND SYNOPSIS OF ALL LITIGATION

2.15           REQUIRED CONSENTS

2.18           RELATED PARTY TRANSACTIONS

6.3            CANCELLED OR MODIFIED MATERIAL DOCUMENTS

7.3            GUARANTEES

EXHIBIT A      GEBBIA DEBT (ACCORDING TO THE GEBBIA PARTIES)

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------


     This Agreement and Plan of Reorganization ("Agreement") is made as of April 7, 1997, by and among Christopher Pittas, Nicholas Pittas, Jr. ("Shareholders"), Golden Gate Carting, Co, Inc. ("Golden Gate"), Eastern Environmental Services, Inc. ("EESI"), and Eastern Waste of New York, Inc. ("EESI NY"). For purposes of this Agreement, EESI and EESI NY are collectively referred to as "Purchasers;" Golden Gate may also be referred to as "Company;" and the Company and the Shareholders are collectively referred to as the "Sellers."

                                    RECITALS
                                    --------

     The Shareholders are the owners of the outstanding stock of Golden Gate, as set forth on Schedule 2.2 attached. The Company is a New York corporation. The Company is in the business of collecting, transporting, recycling and disposing of non-hazardous, commercial, industrial, and municipal solid waste ("Business").

     The parties hereto desire that substantially all of the assets of the Company be acquired by EESI NY in exchange solely for the voting stock of EESI, the parent and sole shareholder of EESI NY, on the terms contained herein. The parties intend that the transactions contemplated hereby qualify as a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE I

                            REORGANIZATION; CLOSING
                            -----------------------


     Section l.l.   Incorporation of Recitals.  The recitals set forth above
                    -------------------------
are incorporated herein by reference and are a part of this Agreement.

     Section l.2.   Place for Closing.  Subject to Section 1.9 hereof, closing
                    -----------------
under this Agreement shall take place at the offices of Rivkin, Radler & Kremer, EAB Plaza, Uniondale, NY 11556, or such other place as the parties hereto may agree upon. The date that Closing occurs is referred to hereinafter as the "Closing Date" and the act of closing as "Closing."

     Section l.3.   Agreement to Exchange Stock for Assets; Consideration.
                    -----------------------------------------------------

     (a) At the Closing, the Company, as set forth in Section 1.5 below, shall transfer and deliver to EESI NY, as set forth in Section 1.5 below, the assets owned by the Company other than the Excluded Assets, defined in Section 1.6, and EESI agrees to issue and deliver, in exchange for the assets, as consideration therefor, shares of EESI's common stock ("EESI Stock"), calculated as set forth in Section 1.4 below, and the assumption by Purchasers of the

Assumed Liabilities, as defined in Section 1.7. The EESI Stock shall be issued and paid to the Company on the Closing Date.

     (b) In accordance with Section 1.4(a)(iii) of this Agreement, the dollar value of the EESI Stock to be delivered at Closing is being increased by the amount by which the accounts receivable of the Company conveyed to the Purchasers at Closing, less the bad accounts receivable reserve of the Company agreed upon by Sellers and Purchasers at Closing, exceeds the accrued expenses, accrued interest, accrued unpaid vacation and accounts payable of the Company, assumed by the Purchasers in accordance with this Agreement ("Accounts Receivable Payment"). The EESI Stock issued in the amount of the Accounts Receivable Payment shall be hereafter referred to as the "Additional Stock". One half of the Additional Stock shall be delivered to Robert M. Kramer & Associates, P.C. ("Escrow Agent") in escrow to be held under the provisions of this Section 1.3(b) ("Escrow Stock"). On or before one hundred ninety-five (195) days from the Closing Date, Purchasers will supply Company and the Escrow Agent with an accounting of the accounts receivable of the Company collected by the Purchasers within 180 days after the Closing and the accounts payable of the Company paid by Purchasers within 180 days after Closing ("Receivable and Payable Statement"). Within ten days of Escrow Agent's receipt of the Receivable and Payable Statement, Escrow Agent, based on the Receivables and Payable Statement shall deliver to the Company out of the Escrow Stock, an amount of EESI's common stock equal in value to the amount by which (i) the accounts receivable of the Company collected by the Purchasers within 180 days after Closing exceeded the accounts payable of the Company paid by the Purchaser within 180 days after Closing, less (ii) 50% of the Accounts Receivable Payment. The EESI common stock delivered to Company by Escrow Agent under this Section 1.3(b) shall be valued at a per-share value equal to the closing price of EESI's common stock as reported on the NASDAQ National Market on the day which is five
(5) trading days prior to the Closing Date. The EESI Stock delivered by Escrow Agent shall be issued and paid to the Company. The Escrow Agent shall deliver to Purchaser for cancellation the Escrow Stock not required to be delivered to the Company.

     Section 1.4.   Calculation of EESI Stock.  The dollar amount of the EESI
                    -------------------------
Stock to be delivered at Closing shall be calculated as set forth in this
Section 1.4(a) and paid in EESI Stock having the per-share value set forth in
Section 1.4(b).

     (a) The EESI Stock to be delivered at Closing shall equal, in dollar value (based on the per share values set forth in Section 1.4(b) below), Four Million Nine Hundred and Five Thousand Dollars ($4,905,000) increased and decreased as follows ("Dollar Value of the Purchase Price"):

          (i) decreased, by the principal owed, as of the Closing Date, by the Company with respect to the debt, set forth on Schedule 1.4 ("Company Debt"), subject to paragraph (c) below (after the date of this Agreement, the Company Debt may increase, due to additional indebtedness incurred as allowed by Section 4.4 of this Agreement, or decrease, due to scheduled payments or pre-payments, as allowed by
          Section 4.4);

          (ii) increased, by an amount equal to one-half of any discount of the Company Debt which the holders of the Company Debt have agreed to accept in writing after the Closing Date in exchange for an accelerated payment of such Company Debt where EESI agrees to fund the accelerated payment (EESI agrees to pay accelerated payments which are payable in EESI's common stock valued at the market value of EESI's common stock at the time of issuance, as listed on the NASDAQ National Market and provided the accelerated payment will achieve a ten percent or more discount of the Company Debt being prepaid); and

          (iii) increased, by the amount by which the accounts receivable of the Company conveyed to the Purchasers at Closing, less the bad accounts receivable reserve of the Company agreed upon by Sellers and Purchasers at Closing, exceeds the accrued expenses, accrued interest, accrued unpaid vacation and accounts payable of the Company, assumed by the Purchasers in accordance with this Agreement.

          (iv) decreased by a dollar amount equal to the product of (A) fifteen (15) and (B) the dollar amount by which the annualized revenues of the Company on the Closing Date is less than $327,000, provided however there shall be no purchase price adjustment pursuant to this clause (iv) if the decrease in revenues is five percent (5%) or less. When determining the dollar amount of the annualized revenue of the Business on the Closing Date, the dollar amount by which revenues are reasonably likely to decrease if there shall have been enacted or promulgated or adopted, on or prior to the Closing Date, any rule, statute, law or regulation or any modification or interpretation of any of the foregoing, (including without limitation, any of the foregoing which reduces the rates charged to customers for any services) which is reasonably likely to decrease revenues of the Company by 5% or more from the date of this Agreement, shall be taken into consideration. The 5% or more change in revenues referred to in this clause (iv) shall not be deemed to be a material adverse change under Section 6.3 of this Agreement.

     (b) The per-share values used to calculate the amount of the EESI Stock to be paid to the Company shall be as follows:

          (i) Nine Dollars ($9.00) per Share for an amount of the Dollar Value of the Purchase Price equal to One Million Nine Hundred Five Thousand Dollars ($1,905,000), plus the amount that the principal of the Company Debt at Closing is less than the principal of the Company Debt, as of the date of this Agreement, as set forth on Schedule 1.4, due to normally scheduled principal amortization paid by the Company and identified as a monthly payment on Schedule 1.4; and

          (ii) the closing price for EESI's common stock on the NASDAQ National Market for the trading day which is five trading days prior to the Closing Date, shall be used to calculate the remaining balance of Dollar Value of the Purchase Price.

     (c) The Sellers have advised the Purchasers that the amount of indebtedness set forth on Schedule 1.4 as being the principal amount (the "Schedule 1.4 Gebbia Debt") owed by Golden Gate to Gebbia Inc. and A. Gralto Carting Corp. (individually and collectively the "Gebbia Parties") pursuant to an Agreement of Sale dated as of April 1, 1990 among Golden Gate and the Gebbia Parties (the "Sale Agreement") and the notes issued thereunder is the subject of a dispute between Golden Gate and the Gebbia Parties. The principal amount the Gebbia Parties allege that Golden Gate owes them ($3,500,000) is set forth in the Order to Show Cause Index No. 97-006387 and Affidavit from Vincent Gebbia attached hereto as Exhibit A (the "Gebbia Debt"). Although for purposes of calculating the Dollar Value of the Purchase Price and the Assumed Liabilities Purchasers are using the principal amounts set forth in Schedule 1.4 to this Agreement, in view of the dispute between Golden Gate and the Gebbia Parties, unless on or prior to the Closing Date the Sellers deliver to Purchasers a binding enforceable written agreement between the Gebbia Parties and Golden Gate as to the amounts owed to the Gebbia Parties by Golden Gate under the Sale Agreement and the notes issued thereunder (and shall make any correction, if necessary, to Schedule 1.4), a release from the Gebbia Parties of the Purchasers, Sellers and the Assets and a stipulation by the Gebbia Parties to the discontinuance of the litigation pending by Golden Gate against the Purchasers, the Sellers and the Assets, EESI shall not issue on the Closing Date an amount of EESI Stock having a dollar value (based upon a $9.00 per share value) equal to the sum of (i) the dollar amount by which the Gebbia Debt exceeds the Schedule 1.4 Gebbia Debt and (ii) an amount of $350,000 (it being understood that this amount is an estimate, and not a cap on costs) to cover possible litigation costs or defect in title to the Assets as a result of the dispute over the Gebbia Debt, (the "Contingent EESI Stock"). Within ten business days after the "Gebbia Determination Date" (hereinafter defined) EESI shall issue and deliver to the Sellers an amount of EESI Stock (based upon a $9.00 per share value) equal to the Contingent EESI Stock decreased by the "Final Gebbia Adjustment" (hereinafter defined), if such amount exceeds the Schedule 1.4 Gebbia Debt. For purposes of this Section 1.4(c) "Gebbia Determination Date" shall mean the earlier of (i) the date on which there is a binding enforceable written agreement between Golden Gate and the Gebbia Parties as to the Company Debt owed to the Gebbia Parties, (ii) the date on which a court of competent jurisdiction in a final unappealable decision determines the dollar amount of the Company Debt owed to the Gebbia Parties and (iii) that date, which is no later than five years after the Closing Date (the "Final Gebbia Settlement Date"), on which the Purchasers and the Gebbia Parties enter into a binding enforceable written agreement as to the Company Debt owed to the Gebbia Parties. The Sellers hereby grant the Purchasers a present power of attorney, and appoint each of them with power of substitution, to settle the dispute with the Gebbia Parties as to the amount of Company Debt owed to them, on such terms as the Purchasers determine in their sole discretion are reasonable. This power of attorney shall be effective (i) on that date which is six months prior to the Final Gebbia Settlement Date if, on or prior to such date, Golden Gate has not entered into a binding enforceable written agreement with the Gebbia Parties with respect to, or there has not been a final adjudication of, the amount of Company Debt owed to the Gebbia Parties or (ii) if the Purchasers make a claim for reimbursement under the Gebbia Indemnity and the Shareholders fail to pay such reimbursement to the Purchasers in immediately available funds within five business days after Purchasers have sent written notice of such claim for reimbursement to the Shareholders. Purchasers agree that if they exercise the foregoing power of attorney to settle with the Gebbia Parties they will obtain a release from the Gebbia Parties for the Sellers. This power of attorney is irrevocable and is coupled with an interest. For purposes hereof, "Final Gebbia Adjustment" means a dollar amount equal to the dollar amount by which, if any, the amount of the Gebbia Debt determined on the Gebbia Determination Date, either pursuant to a written agreement or final adjudication as referred to in clauses (i), (ii) or
(iii) in the preceding sentence, is greater than the Schedule 1.4 Gebbia Debt and any costs and expenses incurred by the Purchasers, including without limitation, fees and disbursements of counsel, related thereto. For purposes of computing the amount of Contingent EESI Stock to be issued to the Sellers, the "Final Gebbia Adjustment" shall not include any dollar amounts paid by Sellers directly to the Gebbia Parties and in respect of which amounts the Purchasers have no liability. If the Final Gebbia Adjustment is equal to or greater than the dollar value of the Contingent EESI Stock (based upon a $9.00 per share value), then EESI shall have no obligation to issue all or part of the Contingent EESI Stock.

The Sellers hereby confirm and agree that, notwithstanding any reference in this Agreement or any Schedule to the dispute by the Gebbia Parties or any lien of the Gebbia Parties with respect to indebtedness owed by Sellers to the Gebbia Parties, the indemnification by the Sellers set forth in Article VIII hereof shall cover any claims, damages, suits, actions, proceedings (including without limitation, any settlement proceedings or negotiations or settlement costs), demands, assessments, adjustments, loss or forfeiture of the Assets, defect in title to the Assets, encumbrances or liens on the Assets, penalties, costs and expenses arising, directly or indirectly, in connection with a dispute between the Gebbia Parties and Golden Gate as to the Company Debt owed to the Gebbia Parties, provided, however, that the indemnity provided for in this Section 1.4(c) shall not be subject to the Basket. Without limiting the generality of the foregoing, the Sellers hereby also confirm and agree that they shall indemnify the Purchasers for the dollar amount (without regard to the Basket, notwithstanding anything in this Agreement to the contrary) equal to the amount by which the Final Gebbia Adjustment (whether determined pursuant to a written agreement between either Golden Gate or the Purchasers, acting with power of attorney, and the Gebbia Parties or by final adjudication) exceeds the dollar value of the Contingent EESI Stock (based on a $9.00 per share value). The indemnity provided for in this Section 1.4(c) and 8.1(e) is hereinafter referred to as the "Gebbia Indemnity".

For purposes of this Agreement, the shares of EESI common stock delivered based on the $9.00 value as set forth in subsection (i) above is hereafter referred to as the "Restricted Stock" and the shares of EESI common stock delivered based on the closing price of EESI common stock five trading days prior to Closing, as set forth in subsection (ii) above, is referred to as the "Unrestricted Stock." The Restricted Stock shall be entitled to the registration rights set forth in
Section 5.2 of this Agreement on the earlier of eighteen (18) months after the Closing Date or July 12, 1998. The Unrestricted Stock shall be entitled to the registration rights set forth in Section 5.2 of this Agreement commencing on the Closing Date.

     Section 1.5.   Description of Assets.  Upon the terms and subject to the
                    ---------------------
conditions set forth in this Agreement, on the Closing Date the Company shall grant, convey, sell, transfer and assign to EESI NY the following assets, properties and contractual rights of the Company, wherever located, all as set forth in this Section 1.5.

     (a) All of the containers and carts ("Containers") owned or leased by Golden Gate;

     (b) All of the motor vehicles and all attachments, accessories and materials handling equipment owned or leased by Golden Gate;

     (c) All of the compactors and recycling equipment owned or leased by Golden Gate;

     (d) All radios located in the rolling stock, the radio base station, and all manual and automated routing and billing systems and components thereof, including, without limitation, all computer hardware, software and programs ("Radios") owned or leased by Golden Gate;

     (e) All of the inventory of parts, tires and accessories owned by Golden Gate;

     (f) All right, title and interest of Golden Gate in and to all trade secrets, proprietary rights, symbols, trademarks, service marks, logos and trade names used and owned by Golden Gate;

     (g) All contractual rights of Golden Gate with its customers (whether oral or in writing) relating to the conduct of the Business;

     (h)  All accounts receivable of Golden Gate arising out of the Business;

     (i)  All leases and agreements to which Golden Gate is a party;

     (j) All permits, licenses, franchises, consents and other approvals from governments, governmental agencies (federal, state and local) and/or third parties ("Consents and Approvals") held by Golden Gate relating to, used in or required for the operation of the Business which are transferable;

     (k)  The exclusive right to use the name Golden Gate;

     (l) All right, title, and interest of Golden Gate in and to the telephone numbers used in the conduct of the Business;

     (m)  All of the shop tools owned by Golden Gate relating to the Business;

     (n)  All of the furniture and office or of her equipment owned by Golden
Gate;

     (o) All of the interest of Golden Gate in all tangible and intangible property, including, without limitation, pre-paid expenses;

     (p)  All of the goodwill of the Business owned by Golden Gate;

     (q) All books, records, original agreements and contracts and title documents relating to the items set forth in (a) through (p) above.

All of the foregoing assets, properties and contractual rights described in (a) through (q) above are hereinafter sometimes collectively called the "Assets." At Closing, good and marketable title to the Assets will be conveyed to Purchasers by the Company free and clear of all liens, encumbrances, security interests and claims, except for liens securing the Assumed Liabilities, as defined in Section 1.7.

     Section 1.6.   Excluded Assets.  The parties agree that the only tangible
                    ---------------
and intangible property owned by the Company and not being sold to the Purchasers are the cash on hand of the Company, the corporate records of the Company other than the records set forth in Section 1.5(q) above, and the other assets listed on Schedule 1.6. ("Excluded Assets").

     Section 1.7.   Assumption of Obligations.   From and after the Closing the
                    -------------------------
Purchasers agree to assume and perform all of the Company's obligations under
(i) the Company Debt and all documents evidencing the Company Debt, as identified on Schedule 1.4, to the extent, and only to the extent, such obligations first mature and are required to be performed subsequent to the close of business on the Closing Date; (ii) the customer contracts of the Company, to the extent, and only to the extent, such obligations first mature and are required to be performed subsequent to the close of business on the Closing Date; (iii) the accounts payable of the Company; (iv) all documents, identified in Schedule 2.3, except for any collective bargaining agreements with Labor Unions, to the extent, and only to the extent, obligations under such documents first mature and are required to be performed subsequent to the close of business on the Closing Date (union contracts are not being assumed by the Purchasers) and (v) contracts or agreements arising in the ordinary course of the Company's Business, only to the extent such obligations first mature and are required to be performed subsequent to the close of business on the Closing Date and which in the aggregate require the payment of $25,000 or less a year ("Assumed Liabilities"). Purchasers agree to defend and indemnify Sellers and hold Sellers harmless from all losses, claims, causes of action, damages, liabilities, expenses and costs of any kind or amount whatsoever (including, without limitation, reasonable attorneys' fees) with respect to the Assumed Liabilities.

     Section 1.8.   Non-Assumption of Liabilities.  Except as explicitly set
                    -----------------------------
forth in Section 1.7 above, Purchasers shall not, by the execution and performance of this Agreement or otherwise, assume, become responsible for, or incur any liability or obligation of any nature of the Company, whether legal or equitable, matured or contingent, known or unknown, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, including, without limiting the generality of the foregoing, any liability or obligation arising out of or relating to: (a) any occurrence or circumstance (whether known or unknown) which occurs or exists on or prior to the Closing Date and constitutes, or which by the lapse of time or giving notice (or both) would constitute, a breach or default under any lease, contract, or other instrument or agreement or obligation (whether written or oral); (b) injury to or death of any person or damage to or destruction of any property, whether based on negligence, breach of warranty, or any other theory;
(c) violation of the requirements of any governmental authority or of the rights of any third person, including, without limitation, any requirements relating to the reporting and payment of federal, state, local or other income, sales, use, franchise, excise or property tax liabilities of Sellers; (d) the generation, collection, transportation, storage or disposal by the Company of any materials, including, without limitation, hazardous materials; (f) any severance pay obligation of the Company, compensation owed employees of the Company for periods prior to the Closing Date, or any obligations under any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) or any other fringe benefit program maintained or sponsored by Company or to which any of the Company contributes or any contributions, benefits or liabilities therefor or any liability for the withdrawal or partial withdrawal from or termination of any such plan or program by the Company; (g) the debts and obligations of the Company, except for the Assumed Liabilities; (h) any violation by the Company of any law, including, without limitation, any federal, state or local antitrust, racketeering or trade practice law; and (i) liabilities or obligations of the Sellers for brokerage or other commissions relative to this Agreement or the transactions contemplated hereunder.

     Section 1.9.   Term And Time For Closing.  Following execution of this
                    -------------------------
Agreement, the Purchasers and Sellers shall be obligated to conclude the transaction strictly in accordance with its terms on the last business day of the month that the conditions of Closing set forth in Article VI and Article VII have been satisfied or waived. If the failure to conclude this transaction is due to the refusal and failure of Sellers to perform their obligations to close under this Agreement, Purchasers may seek to enforce this Agreement with an action of specific performance, in addition to, and not in limitation of, any other rights and remedies available to the Purchasers, under this Agreement, or at law or in equity, including, without limitation, an action to recover their actual damages resulting from the default of the Sellers. If the failure to conclude this transaction is due to the refusal and failure of Purchasers to perform their obligations to close under this Agreement, the Sellers, or any of them, may, in addition to and not in limitation of any other rights and remedies available to the Sellers, or any of them, under this Agreement, or at law or in equity, bring legal action to recover their actual damages resulting from the default of the Purchasers.

     This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date:

     (a) by mutual written agreement of EESI and Nicholas Pittas, Jr., on behalf of the Sellers;

     (b) by EESI by that date which is fourteen days after the Approval Date (or if such date is not a business day, then the next business day) if (i) EESI is not satisfied in its sole discretion with the due diligence it has conducted on the Company, including without limitation its due diligence with respect to the matters described on the Schedules hereto, which Schedules the Purchasers have not yet reviewed or (ii) without limiting the generality of the foregoing clause (i), if EESI in its sole discretion determines that the matters disclosed in the Schedules or any other matters of which it otherwise becomes aware of during the course of its due diligence, are materially adverse to the Purchasers, the Assets, or the Business. For purposes hereof, the

"Approval Date" shall mean that date on which the Purchasers have received written approval from the Trade Waste Commission for the Purchasers to close the transactions contemplated by this Agreement;

     (c) by EESI or Nicholas Pittas, Jr., on behalf of the Sellers, by providing the other with written notice thereof, if the Closing shall not have occurred by April 30, 1997, or such other date as may be agreed to by the parties hereto in writing, if such notifying party is ready, willing and able to consummate the transactions contemplated by this Agreement and all of the conditions to the other party's obligation to close as set forth in Article VI or VII, as applicable, shall have been satisfied and the other party fails to consummate the transactions contemplated by this Agreement for any reason whatsoever;

     (d) by Nicholas Pittas, Jr., on behalf of the Sellers, or by EESI, on or prior to April 30, 1997, or such other date as may be agreed to by the parties in writing, in the event Purchasers or the Sellers, as applicable, makes a material misrepresentation under this Agreement or breaches a material covenant or agreement under this Agreement, and fails to cure such misrepresentation or breach within ten (10) days from the date of written notice of the existence of such misrepresentation or breach;

     (e) by Nicholas Pittas, Jr., on behalf of the Sellers or EESI, if the Closing shall not have occurred by April 30, 1997, or such other date as may be agreed to by the parties hereto in writing, due to the non-fulfillment of a condition precedent to such party's obligation to close as set forth at Article VI or VII hereof, as applicable (through no fault or breach by the terminating party); or

     (f)  by the Purchasers and Sellers as provided in Section 9.14.

     All terminations shall be exercised by sending the other parties a written notice of the termination. In the event this Agreement is terminated as provided herein, this Agreement shall become void and be of no further force and effect and no party hereto shall have any further liability to any other party hereto, except that Section 1.9, Section 5.1, Article VIII, Section 9.1, Section
9.2 and Section 9.15 shall survive and continue in full force and effect, notwithstanding termination. The termination of this Agreement shall not limit, waive or prejudice the remedies available to the parties, at law or in equity, for a breach of this Agreement. In the event of termination by Nicholas Pittas, Jr., on behalf of the Sellers, pursuant to the above Sections (c) or (d) hereof, Nicholas Pittas, Jr., on behalf of the Sellers, shall be entitled to recover Sellers' costs and expenses, including reasonable attorneys fees, in connection with the preparation, negotiation and execution of this Agreement.

     Section 1.10.  Deliveries by Purchasers.   At the Closing, Purchasers shall
                    ------------------------
deliver, all duly and properly executed, authorized and issued (where applicable):

     (a) The EESI Stock, as provided in Sections 1.3 and 1.4 above, to be delivered to the Company;

     (b) A certified copy of resolutions of the directors and shareholder of EESI NY and the directors of EESI authorizing the execution and delivery of this Agreement and each other agreement to be executed in connection herewith (collectively, the "Collateral Documents") and the consummation of the transactions contemplated herein and therein;

     (c) A favorable opinion from counsel for Purchasers, dated the day of the Closing in the form attached as Schedule 1.10(c);

     (d)  The Certificate described at Section 7.1;

     (e)  An Assignment and Assumption Agreement in the form attached as
Schedule 1.10(e) attached hereto;

     (f)  Other documents and instruments required by this Agreement, if any.

     Section 1.11.  Deliveries by Sellers.  At the Closing, each of the Sellers,
                    ---------------------
as applicable, shall deliver to Purchasers, all duly executed, the following:

     (a) The Company shall deliver to EESI NY a duly executed Bill of Sale for the Assets to be conveyed and assigned, in the form attached as Schedule 1.11(a);

     (b) Each of the Shareholders shall execute the Covenant Not to Compete Agreement attached to this Agreement as Schedule 1.11(b);

     (c) The Company shall have delivered to EESI a current certificate of good standing for the Company from the New York Secretary of State;

     (d) A favorable opinion from counsel for the Company, dated the date of the Closing, in form attached as Schedule 1.11(d);

     (e) Each of the Sellers shall execute and deliver the Certificate described at Section 6.1;

     (f)  An Assignment and Assumption Agreement in the form attached as
Schedule 1.10(e) attached hereto;

     (g)  The books and records of the Company to be delivered as set forth in
Section 1.5(q);

     (h)  Physical possession of all Assets; and

     (i)  Other documents and instruments required by this Agreement, if any.

     Section 1.12.  Transfer Tax, Allocation of Purchase Price and Bulk Sales
                    ---------------------------------------------------------

     (a) Purchasers shall pay all sales, transfer taxes and fees imposed on the conveyance of the Assets by all governments, state, local and federal.

     (b) The parties agree that the consideration for the sale of the Assets shall be allocated among the Assets as set forth on Schedule 1.12(b) attached hereto. The Sellers and the Purchasers acknowledge that the allocation has been arrived at based upon their negotiations and shall be used by them for all purposes, including, but not limited to, federal, state, and local tax and financial reporting purposes, and they shall not take any position inconsistent to the allocation. On the Closing Date, the Purchasers and the Sellers shall execute Internal Revenue Form 8594 which form shall be binding on the Purchasers and the Sellers and shall be filed with the income tax returns of the Purchasers and the Sellers.

     (c) The Purchasers hereby waive compliance by the Company with the provisions of the New York Bulk Sales Law and the Sellers, jointly and severally, covenant and agree to pay and discharge, when due, or contest in good faith by appropriate proceedings, all claims of creditors which could be asserted against the Purchasers or the Assets by reason of such noncompliance. Simultaneously with the execution of this Agreement (and in any event, not less than ten days prior to Closing), the parties shall complete New York State Department of Taxation and Finance Form AU-196.10 (Notification of Sale, Transfer or Assignment in Bulk) and the Purchasers shall promptly file it in the appropriate office.

                                  ARTICLE II.
                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS
                 ---------------------------------------------

     Whenever the phrase "to Sellers' knowledge", "to Shareholders' knowledge" or a similar phrase is used in this Agreement, the phrase means the actual knowledge of any of the Shareholders and (with respect to Shareholders who are officers or employees of the Company) the knowledge such Shareholders would or should have had, if such Shareholders who are employees or officers of the Company exercised reasonable diligence in the conduct of such Shareholders' duties to the Company. With knowledge that Purchasers are relying upon the representations, warranties and covenants herein contained, all of the Sellers jointly and severally represent and warrant to Purchasers and make the following covenants for the Purchasers' benefit:

     Section 2.1.   Organization and Standing.  The Company is a corporation
                    -------------------------
duly organized, legally existing and in good standing under the laws of the state of its incorporation, with full power and authority to own its properties and conduct its business as now being conducted. The Company does not own any stock or interest in any other corporation, partnership, or other business organization, except as set forth on Schedule 2.1.

     Section 2.2.   Company Stock.  The Company has the authorized and kind of
                    -------------
capital stock as set forth on Schedule 2.2. Schedule 2.2 hereto sets forth the number of shares of the capital stock of the Company issued and outstanding. Except as set forth in Schedule 2.2, the stock ("Company Shares") each Shareholder owns in the Company is legally and validly authorized and issued, fully paid and nonassessable. There are no outstanding rights of any kind to acquire additional shares of any class of stock from the Company.

     Section 2.3.   Contracts, Permits and Material Documents.    The items
                    -----------------------------------------
listed in Schedule 2.3 attached, are all of the following with respect to the Company ("Material Documents"): (i) leases for real and personal property excepting office equipment, (ii) licenses, (iii) franchises, (iv) promissory notes, guarantees, bonds, mortgages, liens, pledges, and security agreements under which the Company is bound or under which the Company is the beneficiary, except for the obligations evidencing Company Debt which are listed on Schedule 1.4, (v) collective bargaining agreements, (vi) patents, trademarks, trade names, copyrights, trade secrets, proprietary rights, symbols, service marks, and logos, (vii) all permits, licenses, consents and other approvals from governments, governmental agencies (federal, state and local) and/or third parties relating to, used in or required for the operation of the Company's businesses, and (viii) other contracts, agreements and instruments not listed on another Schedule attached to this Agreement (such as the customer contracts listed on Schedule 2.5) which are binding on the Company or any of its property and pursuant to which the Company derives any material benefit or has imposed upon it any material detriment. For purposes of this Section 2.3 a material benefit or material detriment shall be anything which provides a benefit or imposes a detriment having a value of $25,000 or more. The Material Documents listed on Schedule 2.3 are organized under separate headings for each of the different type of documents listed. Except as set forth on Schedule 2.3 or
Schedule 1.4, neither the Company nor, to the knowledge of the Sellers, any person or party to any of the Material Documents or the Company Debt, or bound thereby is in material or knowing default under any of the Material Documents or the Company Debt, and, to the knowledge of the Sellers, no act or event has occurred which with notice or lapse of time, or both, would constitute such a default. The Company is not a party to, and no Company property is bound by, any agreement or instrument which is material to the continued conduct of business operations of the Company, as now being conducted, except as listed in Schedule
2.3 or Schedule 1.4.

     Section 2.4.   Personal Property.   All items of personal property owned or
                    ------------------
leased by the Company except as set forth in Schedule 1.6), or used in the business operations of the Company, will be transferred to Purchasers at closing, in the condition set forth in subparagraphs (a) and (b) below:

     (a) Attached hereto, made a part hereof and marked Schedule 2.4(a) is a listing of all those items described in subparagraphs "i" and "ii," organized by subparagraph.

          (i) All rolling stock, including motor vehicles, trucks, front and rear end loaders, and compactors used in the Company's business operations together with information as to the make, description of body and chassis, model number, serial number and year of each such vehicle, all of which are owned or leased by the Company, as listed on Schedule 2.4(a)(i) and, to the knowledge of the Sellers, all of the vehicles are, in all material respects, in good condition, normal wear and tear excepted, except as noted on Schedule 2.4(a)(i);

          (ii) All containers used in the Company's business operations are in good condition, in all material respects, normal wear and tear excepted, except as noted on Schedule 2.4(a)(ii), and all containers used in the Company's business operations having a size of 10 yards or greater together with information as to container size are listed on Schedule 2.4(a)(ii);

     (b) All other items of personal property owned, leased or used by the Company, including, without limitation, all radios, compactors, recycling equipment, furniture, office equipment and other equipment used in the Company's business operations, the inventory of parts, tires and accessories maintained by the Company, and the shop tools used by the Company are in good condition, in all material respects, normal wear and tear excepted, except as noted on
Schedule 2.4(b);

     Section 2.5.   Customers.  Each customer the Company serves (listed by
                    ---------
account number and not by name) together with information as to the services rendered to each such customer, frequency of service and rates charged, is listed on Schedule 2.5 attached hereto. All customers are obligated under the Company's standard form of contract, except for variations agreed to by the Company which are not material in nature. The name and address of each customer shall be provided by the Company to Purchasers at Closing. To the knowledge of Sellers, each customer is creditworthy and no customer represents more than 3% of the total annual billings of the Company. Neither the Company nor, to the knowledge of the Sellers, any person or party to any of the customer contracts is in material or knowing default under any of the customer contracts, and, to the knowledge of the Sellers, no act or event has occurred which with notice or lapse of time, or both, would constitute such a default.

     Section 2.6.   Title.  The Company has good and marketable title to, or a
                    -----
valid leasehold interest in all of its assets both real property and personal property, each free and clear of any mortgages, pledges, liens, encumbrances, charge, claim, security agreement or title retention or other security arrangement ("Liens"), except the items set forth in subparagraphs "a" through "c", and the items listed on Schedule 2.3 or Schedule 1.4 ("Permitted Encumbrances").

     (a) Liens imposed by law and incurred in the ordinary course of business for indebtedness not yet due to carriers, warehousemen, laborers or materialmen and the like; and

     (b) Liens in respect of pledges or deposits under worker's compensation laws or similar legislation;

     (c) Liens for property taxes, assessments, or governmental charges not yet subject to penalties for nonpayment;

     Section 2.7.   Financial Statements.  Sellers have delivered to Purchaser
                    --------------------
true and correct copies of the following restated financial statements of the Company reviewed by Tepedino and Company, L.L.P. (the "Financial Statements"): a restated balance sheet as of November 30, 1995, and a statement of income, cash flow and retained earnings for the period ended November 30, 1995, both prepared on an accrual basis. The Financial Statements have been prepared by the regular accountants of the Company, in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis in accordance with past custom and practice of the Company. The balance sheets comprising the Financial Statements present fairly, in all material respects, the financial condition of the Company as of the dates indicated thereon and the statements of income present fairly, in all material respects, on an accrual basis the results of the operations of the Company for the periods indicated thereon. Except as set forth on Schedule 2.7, since the date of the Financial Statements, the Company has not
(i) made any material change in its accounting policies or (ii) effected any prior period adjustment to, or other restatement of, its financial statements for any period. Except as set forth on Schedule 2.7, the Financial Statements are consistent with the books and records of the Company (which books and records are correct and complete in all material respects). Since the date of the Financial Statements, except as set forth on Schedule 2.7, there has not been any material adverse change in the income, expenses or assets of the Company.

     Section 2.8.   Liabilities; Accounts Receivable and Working Capital.
                    ----------------------------------------------------

     (a) The Company does not have any liabilities, fixed or contingent, other than:

          (i)    the Company Debt;

          (ii) liabilities fully reflected in the Financial Statement, except for liabilities not required to be disclosed therein in accordance with GAAP, as applied on a basis consistent with past custom and practice;

          (iii) liabilities disclosed in the Schedules attached to this Agreement or not required to be disclosed therein by reason of amount or other qualifications contained in the representations and warranties of this Agreement; and

          (iv) liabilities arising since the date of the Financial Statement arising during the normal course of business consistent with past custom and practice as allowed in accordance with Section 4.4 of this Agreement.

     (b) Substantially all accounts receivable of the Company as of the date hereof are set forth by account number on Schedule 2.8(b), and all of such accounts and all accounts arising since such date are, or will be, valid accounts receivable. The accounts receivable less the bad accounts reserve conveyed to Purchaser at Closing will be fully collected by Purchaser within 180 days after Closing. Schedule 2.8(b) gives the aging of each of the accounts receivable of the Company. All accounts receivable have been generated in the ordinary course of the Company's business consistent with past practice. To Sellers' knowledge, there are no defenses or set-offs to any of the accounts receivable. On the Closing Date, the accounts receivable, less the bad accounts reserve on Schedule 2.8(b), plus the pre-paid expenses of the Company (which are assigned to the Purchasers or which benefit the Purchasers) shall equal or exceed the accounts payable, plus the accrued expenses of the Company plus accrued and unpaid interest on the Company Debt.

     (c) The Company's accounts payable as of the date of this Agreement are attached hereto, made a part hereof and marked Schedule 2.8(c). Schedule 2.8(c) gives the aging of each of the accounts payable of the Company. Schedule 2.8(c) accurately reflects in all material respects the books and records of the Company as of the date of Schedule 2.8(c).

     (d) Except as set forth in Schedule 1.4, the Company Debt is not in default, the Company Debt all requires the current monthly payment of accrued interest, and there is no accrued interest owed on any of the Company Debt in excess of the amount of accrued interest not yet payable for the current month.

     Section 2.9.   Fiscal Condition of The Company.  Since the date of the
                    -------------------------------
Financial Statements, there has not (except as otherwise specifically permitted by this Agreement or as set forth in the Schedules to this Agreement) been:

     (a) Any material change in the financial condition, business organization or personnel of the Company or in the relationships of the Company with suppliers, customers or others;

     (b) Any disposition by the Company of any of its capital stock or any grant of any option or right to acquire any of its capital stock, or any acquisition or retirement by the Company of any of its capital stock or any declaration or payment of any stock dividend or other distribution of its capital stock;

     (c) Any sale or other disposition of any asset owned by the Company at the close of business on the date of the Financial Statements, or acquired by it since that date, other than in the ordinary course of business consistent with past practice;

     (d) Any expenditure or commitment by the Company for the acquisition of any single asset, except in the ordinary course of business consistent with past practices;

     (e) Any damage, destruction or loss (whether or not insured) adversely affecting the property, business or prospects of the Company, except damage, destruction or loss which does not exceed $100,000 in the aggregate;

     (f) Any bonuses or increases in the compensation payable or to become payable by the Company to any officer or key employee, except as required by law or pursuant to a contract which is listed on Schedule 2.9(f) and except as otherwise set forth in Schedule 2.9(f);

     (g) Any loans or advances to the Company other than (i) renewals or extensions of existing indebtedness, or (ii) loans and advances between the Company and its affiliates, or (iii) loans extended under existing lines of credit of the Company which loans will not exceed $50,000; or

     (h) Any change in accounting method or practice, except for increases in earning due to acquisition expenses being capitalized instead of expensed in current periods.

     Section 2.10.  Tax Returns.  The Company has filed all Federal and other
                    -----------
tax returns for all periods on or before the due date of such return (as may have been extended by any valid extension of time) and has paid all taxes due for the periods covered by the said returns. The Company is a Subchapter "S" corporation under the Internal Revenue Service Code. The reserves for all taxes reflected in the Financial Statements plus the reserves on Schedule 2.10 for all taxes from the date of this agreement through the Closing Date, if any, are adequate to cover all taxes, interest and penalties in connection therewith that may be assessed with respect to the property and business operations for the period(s) ending on the Closing Date and for all prior periods. The Company has filed, and will file (if due), in a timely manner all requisite federal, state, local and other tax returns due for all fiscal periods ended on or before the Closing Date.

     Section 2.11.  Policies of Insurance.  All insurance policies, performance
                    ---------------------
bonds, and letters of credit insuring the Company or which the Company has had issued and which have not expired are listed on Schedule 2.11 attached hereto.
Schedule 2.11 includes the names and addresses of the insurers and sureties, policy and bond numbers, types of coverage or bond, time periods or projects covered and the names and addresses of all known agents or agencies with respect to each listed insurance policy, performance bond and letter of credit. The Company's current insurance policies, performance bonds and letters of credits are in force and effect and the premiums thereon are not delinquent. The Company has not received any notification from any insurance carrier denying or disputing any claim made by the Company or denying or disputing any coverage for any such claim or denying or disputing the amount of any claim. Except as set forth on Schedule 2.11, the Company has no claims against any of its insurance carriers under any of policies insuring it pending or anticipated and there has been no occurrence of any kind which would give rise to any such claim.

     Section 2.12.  Employees, Pensions and, ERISA.
                    ------------------------------

     (a) The Company does not have any contract of employment with an officer or other employee, except as listed on Schedule 2.12(a).

     (b) Except as set forth on Schedule 2.12(b), no employee of the Company is represented by any union. The name, address and social security number and current rate of compensation of the Company's employees and capacity to which each person is employed is listed on Schedule 2.12(b) attached. There is no pending or, to the knowledge of the Sellers, threatened dispute between the Company and any of its employees which might materially and adversely affect the continuance of the Company's business operations. The Company is not deficient or in arrears in contributing to any trust funds the Company are required to contribute to in accordance with any contracts with unions, including, without limitation, scholarship funds, legal aid funds, pension funds and health, welfare or benefit funds ("Trust Funds"). There is no matter, action, audit, suit or claim pending or, to the best knowledge of Sellers, threatened relating to contributions of the Company to any Trust Fund, before any court, tribunal or government agency.

     (c) Attached hereto, made a part hereof and marked Schedule 2.12(c) lists all employee benefit plans, funds or programs (within the meaning of the Internal Revenue Code of the United States ("Code") or the Employee Retirement Income Security Act of 1974, as amended ("ERISA") which are currently maintained and/or were established or sponsored by the Company (whether or not they are now terminated) or to which the Company currently contributes, or has an obligation to contribute in the future, including, without limitation, employment agreements and any other agreements containing "golden parachute" provisions ("Plans"), whether or not the Plans are or are intended to be (i) covered or qualified under the Code, ERISA or any other applicable law, (ii) written or oral, (iii) funded or unfunded, or (iv) generally available to all employees of the Company.

     (d) The Company has delivered to the Purchasers (i) true and complete copies of all Plan documents and other instruments relating thereto, (ii) true and complete copies of the most recent financial statements with respect to the Plans, (iii) true and complete copies of all annual reports for any Plan prepared within the past 5 years, and (iv) all material filings submitted to and any correspondence received from any government agency relating to any Plan within the past 5 years.

     (e) Each Plan which is intended to be qualified under Section 401(a) and exempt from tax under Section 501(a) of the Code has been determined by the IRS to be so qualified and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination which may adversely affect such qualification or exemption, or result in the imposition of excise taxes or tax on unrelated business income under the Code or ERISA. No Plan is funded through a trust intended to be exempt from tax under
Section 501(c) of the Code.

     (f) No reportable event (as defined in Section 4043 of ERISA or the regulations thereunder) for which the reporting requirements have not been fully waived, or accumulated funding deficiency whether or not waived (as defined in Section 302 of ERISA), or liability to the Pension Benefit Guaranty Corporation ("PBGC") under Section 4062 of ERISA, nor any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), has occurred or exists with respect to any Plan. All Plans are in substantial compliance with all material applicable provisions of ERISA and the regulations issued thereunder, as well as with all other material law applicable to such Plans, and, in all material respects, have been administered, operated and managed in substantial accordance with the governing documents of the Plan and the requirements of ERISA.

     (g) There is no matter, action, audit, suit or claim pending or, to the best knowledge of Sellers, threatened relating to any Plan, fiduciary of any Plan or assets of any Plan, before any court, tribunal or government agency.

     (h) Each most recent Plan audit report, actuarial report and annual report, certified by the Plan's actuaries and auditors, as the case may be, fairly presents the actuarial status and the financial condition of the Plan as at the date thereof and the results of operations of the Plan for the plan year reflected therein and, subject to changes in amounts attributable to investment performance and normal employee turnover, there has been no adverse change in the condition of the Plan since the date of the most recent Form 5500, audited annual financial statement or actuarial valuation report.

     (i) The transaction contemplated herein will not accelerate any liability under the Plans because of an acceleration of any rights or benefits to which any employee may be entitled thereunder.

     Section 2.13.  Legality of Operation.
                    ---------------------

     (a) Except as disclosed in Schedule 2.13(a) to this Agreement, and except as to Environmental Laws, as hereinafter defined, the Company is in material compliance with all Federal, state and local laws, rules and regulations including, without limitation, the following laws: land use laws; payroll, employment, labor, or safety laws; or federal, state or local "anti-trust" or "unfair competition" or "racketeering" laws such as but not limited to the Sherman Act, Clayton Act, Robinson Patman Act, Federal Trade Commission Act, or Racketeer Influenced and Corrupt Organization Act ("Law"). Except as disclosed in Schedule 2.13(a), the Company is in material compliance with all permits, franchises, licenses, and orders that have been issued with respect to the Laws and are or may be applicable to the Company's property and operations, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located, federal, state and local permits, orders, franchises and consents. Except as set forth on Schedule 2.13(a), with respect to any Law there are no claims, actions, suits or proceedings pending, or, to the knowledge of the Sellers threatened against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in an material change in the financial condition or business of the Company or which would invalidate this Agreement or any action taken in connection with this Agreement. Except as disclosed in Schedule 2.13(a), since January 1, 1990, no Company has received notification of any past or present failure by the Company to comply with any Law applicable to it or its assets. As used in this Section 2.13(a), "material" shall mean any single event or number of events causing a loss to the Company of $15,000 for an individual event or $50,000 for all events in the aggregate.

     (b) Except as disclosed in Schedule 2.13(b) to this Agreement, the Company is in material compliance with all Federal, state and local laws, rules and regulations relating to environmental issues of any kind and/or the receipt, transport or disposal of any hazardous or non-hazardous waste materials from any source ("Environmental Law"). Except as disclosed in Schedule 2.13(b), with respect to any Environmental Law the Company is in material compliance with all permits, licenses, and orders related thereto or issued thereunder with respect to Environmental Laws, as are or may be applicable to the Company' property and operations, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located. Except as set forth on Schedule 2.13(b) there are no Environmental Law related claims, actions, suits or proceedings pending, or, to the knowledge of the Sellers, threatened against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in an adverse change in the financial condition or business of the Company of $15,000 or more or which would invalidate this Agreement or any action taken in connection with this Agreement. To the knowledge of the Sellers, except as set forth on Schedule 2.13(b), since January 1, 1986 the Company has not transported, stored, treated or disposed, nor has the Company allowed any third persons, on its behalf, to transport, store, treat or dispose waste to or at (i) any location other than a site lawfully permitted to receive such waste for such purpose or, (ii) any location currently designated for remedial action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar federal or state statute; nor has the Company performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of state or federal laws and regulations or in any other manner which may result in liability for contamination of the environment; and the Company has not disposed, nor has the Company knowingly allowed third parties to dispose of waste upon property owned or leased by the Company other than as permitted by, and in conformity with, applicable Environmental Law. Except as disclosed in Schedule 2.13(b), since January 1, 1986, the Company has not received notification of any past or present failure by the Company to comply with any Environmental Law applicable to it or its operations or its assets. Without limiting the generality of the foregoing since January 1, 1986, the Company has not received any notification (including requests for information directed to the Company or, to the knowledge of the Sellers, an owner thereof) from any governmental agency asserting that the business is or may be a "potentially responsible person" for a remedial action at a waste storage, treatment or disposal facility, pursuant to the provisions of CERCLA, or any similar federal or state statute assigning responsibility for the costs of investigating or remediating releases of contaminants into the environment. Since January 1, 1986, the Company has not received hazardous waste as defined in the Resource Conservation and Recovery Act, 42 USCA Section 6901 et seq., or in any similar federal or state statute.
                          -- ---
As used in this Section 2.13(b), "material" shall mean any single event or number of events causing a loss to the Company of $15,000.

     (c) Except as set forth on Schedule 2.13 (c), since January 1, 1986 the Company has never owned, operated, had an interest in, engaged in and/or leased a waste transfer, recycling, treatment, storage, landfill or other disposal facility. To the knowledge of Sellers, the Company has obtained and maintained, when required to do so under applicable Environmental Laws, trip tickets, signed by the applicable waste generators demonstrating the nature of all waste deposited and or transported by the Company. To the Sellers' knowledge, no employee, contractor or agent of the Company has, in the course and scope of employment with the Company, been harmed by exposure to hazardous materials, as defined under the Laws. No liens with respect to environmental liability have been imposed against the Company under CERCLA, any comparable New York State statute or other applicable Environmental Law, and to Sellers' knowledge no facts or circumstances exist which would give rise to the same.

     (d) Schedules 2.13(a) and 2.13(b) list all remedied violations of Laws and Environmental Laws which existed within the past three years and all outstanding unremedied notice of violations issued to the Company by any federal, state or local regulatory agency.

     (e) To the knowledge of Sellers, none of the Sellers are under investigation by the District Attorney of any of the boroughs of New York City, New York, for the violation of any Laws, including, without limitation, the violation of any anti-trust, racketeering, or unfair competition Laws.

     (f) All pending or, to Sellers' knowledge, threatened litigation and administrative or judicial proceedings involving the Company, or its assets or liabilities, and a description of all such proceedings is set forth on Schedule 2.13(f) attached.

     Section 2.14.  Corrupt Practices.  The Company has not made, offered or
                    -----------------
agreed to offer anything of value to any employees of any customers of the Company for the purpose of attracting business to the Company or any foreign or domestic governmental official, political party or candidate for government office or any of their respective employees or representatives in any manner which would result in the Company being in material violation of any Law, nor has the Company otherwise taken any action which would cause it to be in material violation of the Foreign Corrupt Practices Act of 1977, as amended. As used in this Section 2.14, "material" shall mean any single event or number of events causing a loss to the Company of $15,000 individually or in the aggregate.

     Section 2.15.  Legal Compliance.  The Sellers have the right, power, legal
                    ----------------
capacity and authority to enter into, and perform their respective obligations under this Agreement, and, except as set forth in Schedule 2.15, no approvals or consents of any other persons or entities are necessary in connection with the transactions contemplated by this Agreement. Except as disclosed in Schedule
2.15 to this Agreement, the execution and performance of this Agreement will not result in a material breach of or constitute a material default or result in the loss of any material right or benefit under:

     (a) Any charter, by-law, agreement or other document to which the Company or any Seller is a party or by which such Company, Seller or any of their property is bound; or

     (b) Any decree, order or rule of any court or governmental authority which is binding on the Company or on any property of the Company.

     Section 2.16.  Transaction Intermediaries.  No agent or broker or other
                    --------------------------
person acting pursuant to the express authority of any Seller is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

     Section 2.17.  Intellectual Property.  To the knowledge of the Sellers, the
                    ---------------------
Company has not infringed and is not now infringing, on any trade name, trademark, service mark or copyright belonging to any person, firm or corporation ("Intellectual Property") and to the knowledge of the Sellers no one has or is infringing any Intellectual Property right of the Company.

     Section 2.18.  Competition.  Except as set forth on Schedule 2.18, no
                    -----------
salaried officer, nor any spouse or child of any of them, has any direct or indirect interest in any competitor of the Company within the geographical area in which the Company currently conducts business, or an interest in any supplier or customer of the Company or in any person from whom or to whom the Company leases any real or personal property, or in any other person with whom the Company is doing business which interest adversely or materially affects the business of the Company.

     Section 2.19   Disclosure.  The representations and warranties of the
                    ----------
Sellers contained in this Article II or in any Exhibit or Schedule or other document delivered by the Sellers or the Company pursuant hereto, do not contain any untrue statement of a material fact, or omit any statement of a material fact necessary to make the statements contained not misleading. If prior to Closing the Sellers become aware of any inaccuracy, or misrepresentation or omission in any of the Schedules, they shall immediately advise Purchasers in writing of the inaccuracy, misrepresentation or omission.

                                 ARTICLE III.
                 REPRESENTATIONS AND WARRANTIES OF PURCHASERS
                 --------------------------------------------

     The Purchasers each, jointly and severally, represent and warrant to the Sellers that:

     Section 3.1.   Structure.  The Purchasers are corporations duly organized
                    ---------
and legally existing in good standing under the laws of Delaware and EESI NY is qualified to do business in New York and the Purchasers are qualified in all other jurisdiction in which they are required to be qualified.

     Section 3.2.   Authorization to Proceed with this Agreement.  Purchasers
                    --------------------------------------------
have by proper corporate proceedings duly authorized the execution, delivery and performance of this Agreement and each other agreement contemplated to be entered into and no other corporate action is required by law or the Certificate of Incorporation or by-laws of Purchasers.

     Section 3.3.   Absence of Intermediaries.  No agent, broker, or other
                    -------------------------
person acting pursuant to Purchasers' authority will be entitled to make any claim against the Sellers for any commission or finder's fee in connection with the transactions contemplated by this Agreement.

     Section 3.4.   Public Reports.  EESI has made all filings with Securities
                    --------------
and Exchange Commission that it is required to make under the Securities Act of 1933 (the "Act") and the Securities Exchange Act of 1934 (the "Exchange Act"), as amended (collectively, the "Public Reports"). EESI has delivered to Sellers all such Public Reports filed by EESI through March 31, 1997. The Public Reports accurately and completely describe, in all material respects, EESI's financial status, business operations and prospects as of the date of such filings, and do not contain any untrue statement of a material fact or omit any material fact(s) necessary to make the information contained in the filings not misleading.

     Section 3.5.   Authorized Stock.   The total authorized capital stock of
                    ----------------
EESI consists of 50,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Class A Common Stock, par value $.01 per share, none of which is outstanding. As of February 21, 1997, the outstanding shares of capital stock of EESI consisted solely of 13,244,807 shares of Common Stock, par value $.01. EESI NY has 1,000 shares of no-par-value common stock authorized and 100 shares issued, all of which are owned by EESI. All of such issued and outstanding shares of Purchasers have been duly authorized and validly issued, are fully-paid and non-assessable and were issued in compliance with all federal and state securities laws. Until Closing, EESI agrees it shall not redeem in excess of five hundred thousand (500,000) of its shares of common stock.

     Section 3.6.   EESI Stock.  All of the shares of EESI stock to be issued to
                    ----------
the Company as contemplated by this Agreement and the Collateral Documents will, upon delivery, be duly authorized and validly issued, fully paid and non-assessable and issued in compliance with federal and state securities laws, free and clear of all liens, charges, restrictions, mortgages, security interests or claims of any kind.

     Section 3.7.   Authorization.  The Purchasers have the power and authority
                    -------------
to enter into this Agreement and each of the Collateral Documents and to carry out the transactions contemplated hereby and thereby and this Agreement and each of the Collateral Documents to which the Purchasers are parties, as applicable, constitutes the legal, valid and binding obligation of the Purchasers, enforceable in accordance with its terms. The Purchasers have the power and authority to own and lease their respective properties and to carry on their respective businesses as now conducted.

     Section 3.8.   Contravention; Consents and Approvals.  No filing, action,
                    -------------------------------------
consent or approval of any person, entity or governmental body is required by the Purchasers for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for the New York Trade Waste Commission. The execution and delivery of this Agreement by the Purchasers and the consummation of the transactions contemplated hereby by the Purchasers will not result in a breach of the terms or conditions of, or constitute a default under, or violate,
(a) any provision of any law, regulation or ordinance, (b) any agreement, lease, mortgage or other instrument or undertaking, oral or written, to which any of the Purchasers are a party or by which any of their properties or assets is or may be bound or affected, or (c) any judgment, order, writ, injunction or decree of any court, administrative agency or governmental body.

     Section 3.9.   Accuracy of Representations.  The representations and
                    ---------------------------
warranties made by the Purchasers in this Agreement do not contain any untrue statement of a material fact, or omit any statement of a material fact necessary to make the statements contained therein not misleading.

     Section 3.10.  Hart-Scott-Rodino Filing.  Purchasers, jointly and
                    ------------------------
severally, represent and warrant that they shall make a Hart-Scott-Rodino anti-trust notification filing, if such a filing is required by applicable law, at Purchasers' expense.

                                  ARTICLE IV.
                       ADDITIONAL AGREEMENTS OF SELLERS
                       --------------------------------

     The parties hereto covenant and agree with the other, as applicable, as follows:

     Section 4.1.   Restrictions on Transfer of Unregistered Stock.  If the EESI
                    ----------------------------------------------
Stock delivered to Company at Closing is not registered under the Securities Act of 1933 ("Act"), the Company understands and agrees that the following restrictions and limitations are applicable to the Company's purchase and resale or other transfer of the EESI Stock, pursuant to the Act.

     (a) Company agrees that the EESI Stock shall not be sold or otherwise transferred, unless the EESI Stock is registered under the Act and state securities laws or is exempt therefrom.

     (b) Until the EESI Stock is registered under the Act, a legend in substantially the following form will be placed on the certificates evidencing the EESI Stock to be issued to the Company:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. These shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable states securities act or (ii) Eastern Environmental Services, Inc. shall have been furnished with an opinion of counsel, reasonably satisfactory to counsel for Eastern Environmental Services, Inc. that registration is not required under any such acts."

     (c) Stop transfer instructions will be imposed with respect to the EESI Stock issued to Company pursuant to this Agreement so as to restrict resale or other transfer thereof except in accordance with the foregoing provisions of this Agreement.

     Section 4.2.   Plan of Reorganization.  This Agreement contemplates the
                    ----------------------
exchange of substantially all of the assets of the Company solely in exchange for the voting stock of EESI in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall constitute a "plan of reorganization" within the meaning of the Code. The parties hereto agree to take no action inconsistent with the treatment of such exchange as a reorganization under Code (S)368(a)(1)(C) and to comply with all IRS filing and other requirements for such exchange.

     Section 4.3.   Access to Records.  The Shareholders will cause the Company
                    -----------------
to give and the Company shall give Purchasers and their representatives, from the date hereof until six years after the Closing Date, full access during normal business hours upon reasonable notice to all of the properties, books, contracts, documents and records of the Company pertaining to the Business, and to make available to Purchasers and their representatives all additional financial statements of and all information with respect to the business and affairs of the Company that Purchasers may reasonably request.

     Section 4.4.   Continuation of Business.  The Company will operate until
                    ------------------------
the time of Closing, in the ordinary course of business, consistent with past practice, so as to preserve its business organization intact, to assure, to the extent possible, the availability to Purchasers of the present key employees of the Company, and to preserve for Purchasers the relationships of the Company with suppliers, customers, and others, except if it is determined in the judgment of the Company to be in the best interest of the Company.

     (a) Purchasers acknowledge that increases in Company Debt due to the financing of single assets having a purchase price of no more than $150,000 are in the ordinary course of Company's business. Prior to Closing, the Company may decrease the Company Debt due to pre-payments outside of regularly scheduled payments in an amount not exceeding $400,000 in the aggregate. Any reduction of the Company Debt in excess of $400,000 shall not occur without the written approval of EESI. EESI will not withhold its consent to a reduction of Company Debt in excess of $400,000, if such reduction will not reduce the net income of the Company.

     (b) Purchasers acknowledge that management bonuses may be paid or accrued prior to Closing; provided that any accrued and not paid management bonuses shall be treated as an accounts payable for purposes of determining whether the warranty and representation set forth in the last sentence of Section 2.8(b) was true.

     Section 4.5.   Continuation of Insurances.  The Shareholders will cause the
                    --------------------------
Company to and the Company shall keep in existence all policies of insurance insuring the Company against liability and property damage, fire and other casualty through the time of Closing, consistent with the policies currently in effect.

     Section 4.6.  Standstill Agreement.  Until the Closing Date, unless this
                   --------------------
Agreement is earlier terminated pursuant to the provisions hereof, the Shareholders and the Company will not directly or indirectly solicit offers for the Company or the Assets or for a merger or consolidation involving the Company, or respond to inquiries from, share information with, negotiate with or in any way facilitate inquiries or offers from, third parties who express or who have heretofore expressed an interest in acquiring the Company by merger, consolidation or other combination or acquiring any of Company's assets; nor will the Shareholders permit the Company to do any of the foregoing.

     Section 4.7   Audited Financial Statements.
                   ----------------------------

                   (a) Sellers agree to cause the Company to prepare and the Company shall prepare an audited balance sheet for the Company as of December 31, 1996 and a statement of income, cash flow and retained earnings for the Company for the twelve month period ended December 31, 1996 ("Historical Financial Statements") as rapidly as possible, but no later than 30 days after the Closing Date (the "Post Closing Date"). Sellers shall also cause the Company to prepare an unaudited balance sheet of the Company as of the end of the calendar quarter completed immediately prior to the Closing Date and an unaudited statement of income, cash flow and retained earnings for the period ending with the completion of the calendar quarter ended prior to the Closing Date ("Interim Financial Statements"). The Interim Financial Statements are to be delivered by the Company on or before the Post Closing Date. Company may select the accounting firm used to prepare such statements as required above, but said firm must be reasonably acceptable to EESI. Purchasers shall pay the fee of the accounting firm hired to prepare the statements required by this
Section 4.7, whether or not Closing occurs. If the Purchasers fail to pay the invoice of the accounting firm hired to prepare the statements referred to in this Section 4.7, then the Sellers may, on behalf of the Purchasers, pay such fees in which case the Purchasers shall, promptly upon receiving from Sellers evidence of such payment by Sellers to the accounting firm, reimburse the Sellers for such amount together with interest computed at an annual interest rate equal to the higher of 25% per annum or the maximum rate permitted by applicable law on any amounts so advanced by Sellers from the date of such advancement to the date of reimbursement by Purchasers.

                   (b) The Sellers acknowledge that the delivery of the Historical Financial Statements to EESI on or prior to the Post Closing Date is of paramount importance to EESI and its shareholders and that time is of the essence because EESI will need the Historical Financial Statements in order to file a Form 8-K as required by the Securities and Exchange Commission in a timely manner. If the Sellers fail to deliver the Historical Financial Statements to EESI on or prior to the Post Closing Date then EESI is hereby irrevocably instructed to cancel all the outstanding shares of EESI Stock which the Sellers received at Closing or any other shares of EESI Stock issued or to be issued after the Closing in connection therewith, without any liability to the Sellers, provided, however, that EESI or the Purchasers and the Sellers
                --------  -------
promptly execute an Assignment and Assumption Agreement whereby the Purchasers shall reassign all of the assets to be assigned to the Purchasers hereunder to the Seller and the Sellers shall reassume the liabilities to be assumed by the Purchasers hereunder. After such cancellation by EESI and the execution of the Assignment and Assumption Agreement referred to in the preceding sentence, this Agreement shall be deemed terminated and neither party hereto shall have any obligation to any other party.

                                  ARTICLE V.
                      ADDITIONAL AGREEMENTS OF PURCHASERS
                      -----------------------------------

     Section 5.1.  Payment of Expenses.  EESI will pay all expenses incurred by
                   -------------------
Purchasers in connection with the negotiation, execution and performance of this Agreement. EESI will also pay the accounting fees for the audits to be delivered by the Company as set forth in Section 4.7 and any accounting fees incurred in connection with the preparation of audited financial statements for the twelve month period ended December 31, 1994 and 1995, respectively. The Company, before the Closing Date, will pay all reasonable legal and accounting expenses incurred by the Shareholders and the Company (except for the accounting fees set forth in Section 4.7 and the accounting fees EESI has agreed to pay in the prior sentence) in connection with the negotiation, execution and performance of this Agreement and the Collateral Documents.

     Section 5.2.  Registration Rights.
                   -------------------

     (a) This Section 5.2 shall apply to the EESI Stock, delivered under this Agreement, as follows: (i) the Restricted Stock, as defined in Section 1.4, shall be entitled to the registration rights set forth in this Section 5.2 on the earlier of eighteen (18) months after the Closing Date or July 12, 1998; and
(ii) the Unrestricted Stock, as defined in Section 1.4, shall be entitled to the registration rights set forth in this Section 5.2 commencing on the Closing Date. For purposes of this Agreement the term "Unregistered Stock" shall mean the EESI common stock consisting of the Restricted Stock and the Unrestricted Stock as of the time that such stock is entitled to the registration rights set forth in this Section 5.2. As soon as practical following the date that any Unregistered Stock first becomes Unregistered Stock, as defined in this Section 5.2, but in any event within one hundred twenty (120) days after the date that the Unregistered Stock first became Unregistered Stock, EESI shall file a registration statement to register the Unregistered Stock under the Act for sale to the public pursuant to a "shelf registration" on Form S-3 or other appropriate form, if Form S-3 is not available under Rule 415 of the Act to qualify such securities under the Act or if required any state "blue sky" laws. Purchasers agree to include the Unregistered Stock in any registration statement on Form S-3 that registers the 2,500,000 shares of common stock issued by EESI in a private placement on July 12, 1996. EESI will give written notice to the Sellers of the "shelf registration" at least 15 days before the registration statement is filed. After receiving the notice of the "shelf" registration, each Seller will advise EESI in writing of the intended method of disposition of the Unregistered Stock to be registered, as required for EESI to prepare the registration statement. Sellers recognize that the occurrence of certain corporate developments, including significant acquisitions, may result in the failure of the registration statement in which the Unregistered Stock is registered to contain all information required in accordance with applicable law until an amendment or supplement is filed and made available to the holders of all such Unregistered Stock. Sellers recognize that in such event, sales under the registration statement will be suspended until EESI files the amendments or supplements required by the next sentence. EESI agrees, as promptly as reasonably practicable, to prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period required pursuant to the terms of this Agreement and comply with the provisions of the Act with respect to the disposition of all Unregistered Stock covered by such registration statement during such period in accordance with the intended methods of disposition by the holders thereof set forth in such registration statement. EESI shall keep such registration statement current and effective, until such time as all of the Unregistered Stock may be sold by the Sellers at any time without restriction or pursuant to the provisions of Rule 144 without volume restrictions or until such earlier date as all of the shares registered pursuant to such registration statement shall have been sold or otherwise transferred to a third party.

     (b) With respect to the registration of the Unregistered Stock, EESI will, as expeditiously as possible: (i) furnish to the Sellers such number of prospectuses, including copies of preliminary prospectuses, prepared in conformity with the requirements of the Act, and such other documents, as the Sellers may reasonably request in order to facilitate the public sale or other disposition of the securities to be sold by the Sellers; and (ii) before filing the registration statement, prospectus or amendments or supplements thereto, furnish to counsel for Sellers copies of all such documents proposed to be filed.

     (c) Upon any registration under the Act of any of the Unregistered Stock, EESI shall indemnify Sellers in accordance with the provisions of Article VIII from and against any and all losses, claims, damages and liabilities (collectively a "Security Liability") to which Sellers may become subject under the Act, any state securities or "blue sky" law, any other statute or at common law, insofar as such Security Liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto or any filing or other application under the Act or applicable federal or state securities law or (ii) any omission or alleged omission to state therein a material fact required to be stated therein (i.e., in any registration statement, prospectus, application or filing) or necessary in order to make the statements therein not misleading or
(iii) any violation or alleged violation by EESI to which such Sellers may become subject under the Act, or other Federal or state laws or regulations, at common law or otherwise. Notwithstanding the above, EESI shall not be liable to Sellers if and to the extent that any Security Liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary or final prospectus or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to EESI by Sellers which is stated in writing to be specifically intended for such use; and provided further, that EESI shall not be required to indemnify Sellers against any Security Liability which arises out of the failure of Sellers to deliver a final prospectus made available to Sellers by EESI.

     (d) All expenses incurred in effecting the registrations provided for in this Section 5.2 shall be paid by EESI, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for EESI, fees and disbursement of counsel for Sellers (up to $2,500 per year), underwriting expenses (other than commissions or discounts which shall be shared by the parties registering shares of EESI's common stock in proportion to the number of shares registered in each particular offering), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or "blue sky" laws of any jurisdictions.

     (e) Sellers agree that, with respect to the first underwritten public offering for the sale of EESI Stock pursuant to an effective registration statement which occurs after the Closing Date, they will enter into a "lock-up" agreement which would prohibit them from selling any Restricted Stock or Unrestricted Stock for a period of 90 days commencing on the date such registration statement becomes effective, if such a "lock-up" agreement is requested by the underwriter of such public offering.

     Section 5.3.  Books and Records. From the Closing Date to six years after
                   -----------------
the Closing Date, the Purchasers shall allow the Sellers and their agents access to all business records and files of the Company pertaining to the operation of the Company prior to the Closing Date which were delivered to the Purchasers in accordance with Section 1.5(q) of this Agreement ("Records") where the Shareholders or Company require access to the Records for the purpose of preparing their tax returns, responding to any audit or informational request regarding their tax returns or if required by them for use in a judicial proceeding in which they are a party. Access to the records shall be during normal working hours at the location where such Records are stored. The Sellers shall have the right, at their own expense, to make copies of any Records provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere unreasonably with the normal conduct of the Purchasers' business. For a period of six years after the Closing Date, the Purchasers shall not dispose of or destroy any material Records without first providing written notice to the Shareholders at least 30 days prior to the proposed date of such disposition or destruction.


                                  ARTICLE VI.
                           CONDITIONS OF PURCHASERS
                           ------------------------

     The obligations of Purchasers to effect the transaction contemplated by this Agreement shall be subject to the fulfillment at or prior to the time of Closing of each of the following items which are conditions to the Closing.

     Section 6.1.  Compliance by Sellers.  The Sellers shall have performed and
                   ---------------------
complied with all material obligations and conditions required by this Agreement to be performed or complied with by Sellers prior to or at the Closing Date.
All representations and warranties of Sellers contained in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted by this Agreement and the Purchasers shall have received a Certificate duly executed by each of the Sellers as to the foregoing.

     Section 6.2.  Litigation Affecting This Transaction. There shall be no
                   -------------------------------------
actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Purchasers to own, operate or control the Assets which, in the judgment of the Boards of Directors of Purchasers, made in good faith and based upon advice of their counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

     Section 6.3. Fiscal Condition of Business. There shall have been no
                  ----------------------------
material adverse change in the results of operations, financial condition or business of the Company and the Company shall have not suffered any material loss or damage to any of the Assets, whether or not covered by insurance, since the date of the Financial Statements; there shall not have been any cancellation or modification of any Material Documents except for such cancellation or modification set forth in Schedule 6.3 to this Agreement or for such cancellation or modification of any Material Documents which, singly or in the aggregate, is not reasonably likely to have a material adverse effect on the operations, financial condition or business of the Company its Business or Assets (it being understood that all cancellations and modifications of Material Documents which affect revenue shall be computed in the purchase price adjustment provided for in Section 1.4(a)(iv)).

     Section 6.4.  Opinion of Counsel.  The Sellers shall have delivered to the
                   ------------------
Purchasers the opinion of counsel, dated the Closing Date, in the form annexed hereto as Schedule 1.11(d).

     Section 6.5.  Consents. All approvals, authorizations and consents required
                   --------
to be obtained shall have been obtained, and the Purchasers shall have been furnished with appropriate evidence, reasonably satisfactory to Purchasers and their counsel, of the granting of such approvals, authorizations and consents, including, without limitation, EESI NY being granted a trade waste license by the New York City Trade Waste Commission.

     Section 6.6.  Payment of Company Debt. Sellers shall have made arrangements
                   -----------------------
to arrange for payment of the Company Debt (other than the Schedule 1.4 Gebbia Debt if on the Closing Date there is no binding agreement between the Sellers and the Gebbia Parties settling the dispute as to the amount of indebtedness owed by Sellers to the Gebbia Parties and other than any bank or finance company debt) in a proportion of cash and EESI common stock valued at the market value of EESI's common stock at the time of issuance, as listed on the NASDAQ National

Market, which proportionate amounts of stock and cash shall be satisfactory to the Purchasers in their sole discretion.


                                 ARTICLE VII.
                             CONDITIONS OF SELLERS
                             ---------------------

     The obligations of the Sellers to transfer the Assets in accordance with this Agreement shall be subject to the fulfillment at or prior to the time of Closing of each of the following conditions:

     Section 7.1.  Compliance by Purchasers. The Purchasers shall have performed
                   ------------------------
and complied with all material obligations and conditions required by this Agreement to be performed or complied with by them at or prior to or at the Closing Date. All representations and warranties of Purchasers contained in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted by this Agreement and the Sellers shall have received a Certificate duly executed by an officer of the Purchasers as to the foregoing.

      Section 7.2. Litigation Affecting This Transaction. There shall be no
                   -------------------------------------
actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of Purchasers to own, operate or control any of the Assets and which, in the judgment of the Sellers, made in good faith and based upon advice of their counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

     Section 7.3.  Guarantees.  The Sellers shall be released from any liability
                   ----------
they have under guarantees they have made with respect to the Company's debts or obligations, as set forth on Schedule 7.3 ("Guarantees"). If, after a good faith attempt, Purchasers cannot obtain the release of the Shareholders from the Guarantees, this condition shall be waived and Purchasers will indemnify Sellers under the provisions of Section 8.2 from any and all liability, expense and claims made against Sellers with respect to the Guarantees.

     Section 7.4.  Payment. The Purchasers shall have delivered to the Company,
                   -------
as applicable, the EESI Stock in accordance with Sections 1.3 and 1.4.

     Section 7.5.  Consents. All approvals, authorizations and consents required
                   --------
to be obtained shall have been obtained, and the Sellers shall have been furnished with appropriate evidence, reasonably satisfactory to them and their counsel, of the granting of such approvals, authorizations and consents.

     Section 7.6.  Opinion of Counsel. The Purchasers shall have delivered to
                   ------------------
the Company the opinion of counsel to the Purchasers, dated the Closing Date, in the form annexed hereto as Schedule 1.10(c).

     Section 7.7.  Material Adverse Change. There shall not have been, and on
                   -----------------------
the Closing Date shall not be in existence, any event, condition or state of facts which could reasonably be expected to result in, any material adverse change in the condition (financial or otherwise), assets, real property, personal property, results of operations, business or prospects of EESI and its subsidiaries taken as a whole and, in any event, and without limiting the generality of the foregoing, the closing price of EESI's stock on the Closing Date shall not be less than $5.00 per share.

                                 ARTICLE VIII.
                                INDEMNIFICATION
                                ---------------

     Section 8.1.  Indemnification by Sellers.  The Sellers each agree that they
                   --------------------------
will each, jointly and severally, indemnify, defend, protect and hold harmless the Purchasers and their officers, shareholders, directors, divisions, subdivisions, affiliates, subsidiaries, parent, agents, employees, successors and assigns from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to the Sellers, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, from (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties by the Sellers, set forth in this Agreement or in the Schedules attached to this Agreement or in the Collateral Documents; (b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of Sellers made in this Agreement or in the Collateral Documents and to be performed by Sellers before or after the Closing Date; (c) the imposition upon, claim against, or payment by the Purchasers of any liability or obligation of the Company other than the Assumed Liabilities; (d) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), (b) or (c) of this Section 8.1 of this Agreement has occurred; or (e) the dispute between the Gebbia Parties and the Sellers as to the amount of indebtedness owed to the Gebbia Parties by the Sellers pursuant to the Sale Agreement (as defined in Section 1.4(c), any liens on the Assets in connection therewith or any litigation arising therefrom and any other matters covered by the Gebbia Indemnity. The indemnification in this Section 8.1 (other than the Gebbia Indemnity) is subject to the limitations set forth in Section 8.5 and 8.6.

     Section 8.2.  Indemnification by Purchasers. The Purchasers each agree that
                   -----------------------------
they will each, jointly and severally, indemnify, defend, protect and hold harmless each Seller, and each of their respective officers, directors, divisions, subdivisions, affiliates, subsidiaries, parents, heirs, legal representatives, successors and assigns, as applicable, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to the Purchasers, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, incurred by them, or any of them, as a result of or incident to: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties of Purchasers set forth in this Agreement or in the Schedules attached to this Agreement or in the Collateral Documents; (b) nonfulfillment of any agreement, covenant or condition on the part of Purchasers made in this Agreement or in the Collateral Documents and to be performed by Purchasers before or after the Closing Date; (c) any Security Liability; (d) any of the Guarantees; (e) the imposition upon, claim against, or payment by the Sellers of any of the Assumed Liabilities; and (f) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), (b), (c), (d) or (e) of this Section 8.2 has occurred. The indemnification in this Section 8.2 is subject to the limitations set forth in Sections 8.5 and 8.6.

     Section 8.3.  Procedure for Indemnification with Respect to Third Party
                   ---------------------------------------------------------
Claims.
------

     (a) If any third party shall notify a party to this Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this Article VIII, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced. Such notice shall state the amount of the claim and the relevant details thereof.

     (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party (it being agreed that Rivkin, Radler & Kremer is satisfactory) so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within fifteen days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party pursuant to the provisions of Article VIII, as applicable, from and against the entirety of any adverse consequences (which will include, without limitation, all losses, claims, liens, and attorneys' fees and related expenses) the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only monetary damages and does not seek an injunction or equitable relief, (iv) settlement of, or adverse judgment with respect to the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

     (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in (but not control) the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld), and
(iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which will not be unreasonably withheld). In the case of (c)(ii) or (c)(iii) above, any such consent to judgment or settlement shall include, as an unconditional term thereof, the release of the Indemnifying Party from all liability in connection therewith.

     (d) If the conditions set forth in Section 8.3(b) above are or become unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim and any matter it may deem appropriate and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith, (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim (including attorneys' fees and expenses) and (iii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article VIII.

     Section 8.4.  Procedure for Non-Third Party Claims. If Purchasers or
                   ------------------------------------
Sellers wish to make a claim for indemnity under Section 8.1 or Section 8.2, as applicable, and the claim does not arise out of a third party notification which makes the provisions of Section 8.3 applicable, the party desiring indemnification ("Indemnified Party") shall deliver to the parties from which indemnification is sought ("Indemnifying Party") a written demand for indemnification ("Indemnification Demand"). The Indemnification Demand shall state: (a) the amount of losses, damages or expenses to which the Indemnified Party has incurred or has suffered or is expected to incur or suffer to which the Indemnified Party is entitled to indemnification pursuant to Section 8.1 or
Section 8.2, as applicable; (b) the nature of the event or occurrence which entitles the Indemnified Party to receive payment under Section 8.1 or Section 8.2, as applicable. If the Indemnifying Party wishes to object to an Indemnification Demand, the Indemnifying Party must send written notice to the Indemnified Party stating the objections and the grounds for the objections ("Indemnification Objection"). If no Indemnification Objection is sent within forty-five (45) days after the Indemnification Demand is sent, the Indemnifying Party shall be deemed to have acknowledged the correctness of the claim or claims specified in the Indemnification Demand and shall pay the full amount claimed in the Indemnification Demand within sixty (60) days of the day the Indemnification Demand is dated. If for any reason the Indemnifying Party does not pay the amounts claimed in the Indemnification Demand, within thirty days of the Indemnification Demand's date, the Indemnified Party may institute legal proceedings to enforce payment of the indemnification claim contained in the Indemnification Demand and any other claim for indemnification that the Indemnified Party may have.


     Section 8.5.  Survival of Claims.
                   ------------------

     (a) All of the respective representations and warranties of the Sellers shall survive consummation of the transactions contemplated by this Agreement as follows: (i) all representations and warranties of Sellers pertaining to anti-trust Laws, unfair competition Laws and racketeering Laws set forth in Section
2.13 shall survive for thirty months after the Closing

Date, (ii) the representations and warranties of Sellers made in the first two sentences of Section 2.13(b) as to matters of which they had no knowledge shall survive for eighteen months after the Closing Date, and all other representations and warranties pertaining to Environmental Laws set forth in
Section 2.13, including, without, limitation the representations and warranties of the Sellers made in the first two sentences of Section 2.13(b) as to matters of which Sellers had knowledge shall survive for thirty months after the Closing Date, (iii) all representations and warranties of Sellers pertaining to federal, state and local taxes, including, without limitation, the representations and warranties set forth in Section 2.10 shall survive until the expiration of the applicable statute of limitations on any claim which can be brought against the Sellers by tax authorities or governmental agencies or governmental units and
(iv) all representations and warranties other than set forth in (i), (ii) and
(iii) above shall survive until eighteen months from the Closing Date.

     (b) All of the respective representations and warranties of Purchasers shall survive consummation of the transactions contemplated by this Agreement as follows: (i) all representations and warranties of Purchasers set forth in
Section 3.4 shall survive until the expiration of the applicable statute of limitations on any claim which can be brought with respect to the sale of a security and (ii) all representations and warranties other than set forth in (i) above shall survive until eighteen months from the Closing Date.

     (c) Notwithstanding the provisions of Section 8.5(a) and 8.5(b) above, which provides that representations, warranties and obligations expire after certain stated periods of time, if within the stated period of time, an Indemnification Demand is given, or a suit or action based upon representation or warranty is commenced, the Indemnified Party shall not be precluded from pursuing such claim or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim or action, by reason of the expiration of the representation or warranty.

     Section 8.6.  Limitation of Liability. Notwithstanding anything else to the
                   -----------------------
contrary contained herein, neither the Purchasers nor any other party entitled to indemnification pursuant to Section 8.1 hereof, shall be entitled to assert any claim for indemnification contained in Section 8.1 (other than the Gebbia Indemnity) unless and until such time as claims of indemnification thereunder, exceed ("Basket") (i) Eighty-Eight Thousand Dollars ($88,000), in the aggregate, for claims made regarding the falsity of the representations and warranties of Sellers made in the first two sentences of Section 2.13(b), where Sellers had no knowledge of the falsity of the representation or warranty, (ii) Eighty-Eight Thousand Dollars ($88,000) in the aggregate for claims made regarding the falsity of the representations and warranties of Sellers made in Section 2.14, where Sellers had no knowledge of the falsity of the representation or warranty,
(iii) Eighty-Eight Thousand Dollars ($88,000), in the aggregate, for claims made against Purchasers due to Environmental Law violations of the Company asserted against Purchasers where Sellers had no knowledge of the Environmental Law violation and where the violation occurred prior to the Closing Date, (iv) One Hundred Dollars ($100.00) in the aggregate, for claims made regarding the falsity of any representation or warranty of Sellers made under Section 2.8(b), and (v) Fifty

Thousand Dollars ($50,000) in the aggregate, for all other claims, including, without limitation, claims made under the first two sentences of Section 2.13(b) and Section 2.14 where Sellers had knowledge of the falsity of the representation or warranty and for Environmental Law violations of the Company asserted against Purchasers where Sellers had knowledge of the violation, provided, however, that the Gebbia Indemnity shall not be subject to the Basket and shall be reimbursable from the first dollar of monies expended by, or loss incurred by, the Purchasers. Purchasers shall only be entitled to assert claims for indemnification that exceed the applicable Basket; it being understood and agreed that the applicable Basket amount shall be excluded from the indemnification contained in Section 8.1 and shall be borne 100% by the Purchasers and the parties entitled to be indemnified thereunder so that the Sellers, as applicable, shall have no liability with respect thereto. In addition, notwithstanding anything else contained herein to the contrary, the obligations of the Sellers pursuant to the indemnification contained in Section
8.1 shall be limited to an aggregate of seventy-five (75%) percent of the value of the EESI Stock delivered to Company, as valued under Section 1.3 at closing, as adjusted under Section 1.4.

     Section 8.7.  Insurance Proceeds. In determining the amount of loss for
                   ------------------
which Purchasers, or any party entitled to be indemnified pursuant to Section
8.1 of this Agreement is entitled, the loss shall be reduced by any proceeds (under insurance policies maintained by Purchasers ) which are paid to any of the Purchasers with respect to the loss for which indemnification is sought. If Sellers pay Purchasers a payment which satisfies Sellers obligations under this
Article VIII, in full, with regard to a loss for which Purchasers were entitled to indemnification in accordance with Section 8.1 and after such payment by Sellers, any of the Purchasers receives insurance proceeds (under insurance policies maintained by any of the Purchasers) in payment of the same loss, Purchasers will reimburse the Sellers for the amount the Sellers have paid up to, but not exceeding, the insurance proceeds received. Notwithstanding the prior two sentences, a loss or losses incurred by Purchasers shall not be reduced and Sellers shall not be reimbursed by or with the amount of insurance proceeds paid to Purchasers equaling, in the aggregate, the applicable Basket for which Purchasers were not indemnified. The initial amounts of insurance proceeds received by Purchasers up to the amount of the applicable Basket with respect to any loss or losses for which indemnification under Section 8.1 applies, shall compensate Purchasers for not being able to initiate an indemnification claim until an aggregate loss equal to the applicable Basket is suffered by the Purchasers as set forth in Section 8.6. Purchasers shall use their reasonable efforts to assert the claim giving rise to any loss for which they are entitled to be indemnified under Section 8.1, with the issuer of the applicable insurance policy.

                                  ARTICLE IX.
                               OTHER PROVISIONS
                               ----------------

     Section 9.1.  Nondisclosure by Sellers. Sellers recognize and acknowledge
                   ------------------------
that they have in the past, currently have, and in the future will have certain confidential information of the Company such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company. Sellers agree that for a period of five (5) years from the Closing Date and as to any Records received by them under Section
5.3 of this Agreement, five (5) years from their receipt of the Records, they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of the Sellers, unless (i) such information becomes known to the public generally through no fault of Sellers, (ii) the Sellers are compelled to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) the Closing does not take place. In the event of a breach or threatened breach by Sellers of the provisions of this Section, Purchasers shall be entitled to an injunction restraining Sellers from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Purchasers from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     Section 9.2.  Nondisclosure by Purchasers.  Purchasers recognize and
                   ---------------------------
acknowledge that they have in the past, currently have, and prior to the Closing Date, will have access to certain confidential information of the Company, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company. Purchasers, jointly and severally, agree that none of them will utilize such information in the business or operation of Purchasers, or any of their affiliates or disclose such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, unless (i) such information becomes known to the public generally through no fault of Purchasers or any of their affiliates (ii) Purchasers are compelled to disclose such information by a governmental entity or pursuant to a court proceeding or (iii) Closing takes place. In the event of a breach or threatened breach by Purchasers of the provisions of this Section, the Sellers shall be entitled to an injunction restraining Purchasers from utilizing or disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting Sellers from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     Section 9.3.  Assignment; Binding Effect; Amendment. This Agreement and the
                   -------------------------------------
rights of the parties hereunder may not be assigned (except after Closing by operation of law by the merger of Purchasers) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of Purchasers, and the Sellers. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all parties hereto.

     Section 9.4.  Entire Agreement.  This Agreement, is the final, complete and
                   ----------------
exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as the Agreement. The Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior to contemporaneous discussions, correspondence, or oral or written agreements of any kind. The parties to this Agreement have relied on their own advisors for all legal, accounting, tax or other advice whatsoever with respect to the Agreement and the transactions contemplated hereby.

     Section 9.5.  Counterparts. This Agreement may be executed simultaneously
                   ------------
in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     Section 9.6.  Notices.  All notices or other communications required or
                   -------
permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

     (a)  If to Purchasers, addressed to them at:

                  President
                  1000 Crawford Place
                  Mt. Laurel, NJ 08054

                  with a copy to:

                  Robert M. Kramer & Assoc., P.C.
                  1150 First Avenue, Suite 900
                  King of Prussia, PA 19406


     (b)  If to Sellers, addressed to
                  Nicholas Pittas, Jr.
                  5 Birch Court
                  Oyster Bay, NY 11771

                  Christopher Pittas
                  4 Hemlock Court
                  Oyster Bay, NY 11771

                  with a copy to:

                  Rivkin, Radler & Kremer
                  EAB Plaza
                  Uniondale, NY 11556-0111
                  Attn:  Barry R. Shapiro, Esq.


Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section 9.6.

     Section 9.7. Governing Law. This Agreement shall be governed by and
                  -------------
construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     Section 9.8. No Waiver. No delay of or omission in the exercise of any
                  ---------
right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.

     Section 9.9.  Captions.  The headings of this Agreement are inserted for
                   --------
convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     Section 9.10. Severability. In case any provision of this Agreement shall
                   ------------
be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     Section 9.11. Construction.  The parties have participated jointly in the
                   ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" means included, without limitation.

     Section 9.12. Extension or Waiver of Performance. Either Nicholas Pittas,
                   ----------------------------------
Jr., on behalf of the Sellers, or Purchasers may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement, provided that any such extension or waiver shall be in writing and signed by Nicholas Pittas, Jr., on behalf of the Sellers and the Purchasers.

     Section 9.13. Liabilities of Third Parties. Nothing in this Agreement,
                   ----------------------------
whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors, heirs, legal representative and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provisions give any third person any rights of subrogation or action over or against any party to this Agreement.

     Section 9.14.  Disclosure on Schedules.  The parties acknowledge that
                    -----------------------
notwithstanding the provisions of the Agreement stating all Schedules and Exhibits to this Agreement are attached to the Agreement, none of the Schedules have been attached and certain of the Exhibits have not been attached. Sellers will deliver to Purchasers all Schedules to be attached to this Agreement as soon as reasonably possible but no later than seven (7) days from the date of this Agreement. Purchasers will have fourteen (14) days from the Approval Date (as defined in Section 1.9(b)), to review the Schedules and terminate the Agreement by sending written notice to Company, if Purchasers are not satisfied with any material matter revealed by any Schedule. The parties hereto shall use their best efforts to agree upon and attach to this Agreement all Exhibits not attached to this Agreement on the date of this Agreement's execution. If the parties can not agree upon any Exhibits not attached to this Agreement, within thirty (30) days after the date of this Agreement, any of the parties may terminate this Agreement by sending written notice of termination to the other parties. Once the Schedules are produced and the Exhibits agreed upon the parties hereto shall execute a signature page which states that attached to the signature page are the Schedules and Exhibits to this Agreement. For purposes of this Agreement, a disclosure by any party hereto of any fact on any Schedule shall be deemed a disclosure on every Schedule of any party hereto to the extent such disclosure properly could have been made thereon but was not made. The parties to this Agreement shall have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The obligations of the parties to amend or supplement the Schedules shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, the condition to Closing set forth in Section 6.1 shall not be satisfied, if the amendment or supplementation of any Schedule by Sellers results in any of Sellers' representations and warranties changing in a manner which the Purchaser in good faith believes is materially adverse to the Purchasers, the Assets or the Business.

     Section 9.15  Arbitration.
                   -----------

     (a) Each and every controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the commercial rules (the "Rules") of the American Arbitration Association then obtaining, in New York, New York and judgment upon the award rendered in such arbitration shall be final and binding upon the parties and may be confirmed in any court having jurisdiction thereof. Notwithstanding the foregoing, this Agreement to arbitrate shall not bar any party from seeking temporary or provisional remedies in any Court having jurisdiction if such party can establish irreparable harm. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement, which such demand shall set forth in the same degree of particularity as required for complaints under the Federal Rules of Civil Procedure the claims to be submitted to arbitration. Additionally, the demand for arbitration shall be stated with reasonable particularity with respect to such demand with documents attached as appropriate. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

     (b) The arbitrators shall have the authority and jurisdiction to determine their own jurisdiction and enter any preliminary awards that would aid and assist the conduct of the arbitration or preserve the parties' rights with respect to the arbitration as the arbitrators shall deem appropriate in their discretion. The award of the arbitrators shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrators with respect to each of the issues so submitted.

     (c) Within sixty (60) days after the commencement of any arbitration proceeding under this Agreement, each party shall file with the arbitrators its contemplated discovery plan outlining the desired documents to be produced, the depositions to be taken, if ordered by the arbitrators in accordance with the Rules, and any other discovery action sought in the arbitration proceeding. After a preliminary hearing, the arbitrators shall fix the scope and content of each party's discovery plan as the arbitrators deem appropriate. The arbitrators shall have the authority to modify, amend or change the discovery plans of the parties upon application by either party, if good cause appears for doing so.

     (d) The award pursuant to such arbitration will be final, binding and conclusive.

     (e) Counsel to the Purchasers and the Sellers in connection with the negotiation of and consummation of the transactions under this Agreement shall be entitled to represent their respective party in any and all proceedings under this Section or in any other proceeding (collectively, "Proceedings"). The Purchasers and the Sellers, respectively, waive the right and agree they shall not seek to disqualify any such counsel in any such Proceedings for any reason, including but not limited to the fact that such counsel or any member thereof may be a witness in any such Proceedings or possess or have learned of information of a confidential or financial nature of the party whose interests are adverse to the party represented by such counsel in any such Proceedings.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                         PURCHASERS

                                        EASTERN ENVIRONMENTAL
                                        SERVICES, INC.

                                        By: /s/  Robert Kramer
                                           ----------------------
                                            Name:
                                            Title:   Vice President


                                        EASTERN WASTE OF NEW YORK, INC.

                                        By: /s/ Robert Kramer
                                           ----------------------
                                            Name:
                                            Title:   Vice President


                         COMPANY

                                        GOLDEN GATE CARTING, CO, INC.


                                        By: /s/ Nick Pittas
                                           ----------------------
                                           Name:  Nicholas Pittas, Jr.
                                           Title:   President


                         SHAREHOLDERS

                                           /s/ Nick Pittas
                                           ----------------------
                                           Nicholas Pittas, Jr.


                                           /s/ Christopher Pittas
                                           ----------------------
                                           Christopher Pittas

         AS TO THE OBLIGATIONS OF ESCROW AGENT IN SECTION 1.3(b) ONLY

                                         ROBERT M. KRAMER & ASSOCIATES, P.C.


                                         By: /s/ Robert M. Kramer
                                            ---------------------
                                                 Robert M. Kramer

                                 EXHIBIT 10.2
                                 ------------

     Amendment No. 1 dated as of May 12, 1997, to Agreement and Plan of Reorganization made as of April 7, 1997 by and among Golden Gate Carting Co., Inc., the individuals who are shareholders of the foregoing, Eastern Environmental Services, Inc., and Eastern Waste of New York Inc. (the "Agreement"). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

                                   RECITALS
                                   --------

     The parties have entered into the Agreement which provides that the Closing thereunder shall occur on or prior to April 30, 1997. The parties hereto wish to extend the termination date and to make certain other modifications to the Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, received to the full satisfaction of each of them, the parties hereto agree to amend the Agreement as follows:

                            ARTICLE I.  AMENDMENTS.

     1.1  Section 1.3(b) of the Agreement is hereby deleted in its entirety.

     1.2  Section 1.4 of the Agreement is hereby amended as follows:

     (a) Section 1.4(a) of the Agreement is hereby amended by deleting the phrase "Four Million Nine Hundred and Five Thousand Dollars ($4,905,000)" therefrom and substituting the phrase "Four Million Four Hundred Seventeen Thousand Five Hundred Dollars ($4,417,500)" therefor.

     (b) Section 1.4(a)(iii) is hereby deleted from the Agreement in its entirety and the phrase "Intentionally Omitted" is substituted thereof.

     (c) Section 1.4(a)(iv) is hereby deleted from the Agreement in its entirety and the phrase "Intentionally Omitted" is substituted therefor.

     (d) Section 1.4(b)(i) is hereby amended by deleting the phrase "One Million Nine Hundred and Five Thousand ($1,905,000) Dollars" therefrom and substituting the new phrase "One Million Four Hundred Seventeen Thousand Five Hundred ($1,417,500) Dollars" therefor.

     (e) Section 1.4(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

          "(c) The Sellers have advised the Purchasers that the amount of indebtedness set forth on Schedule 1.4 as being the principal amount (the "Schedule 1.4 Gebbia Debt") owed by Golden Gate to Gebbia Inc. and A. Gralto Carting Corp. (individually and collectively the "Gebbia Parties") pursuant to an Agreement of Sale dated as of April 1, 1990 among Golden Gate and the Gebbia Parties (the "Sale Agreement") and the notes issued thereunder is the subject of a dispute between Golden Gate and the Gebbia Parties. The Gebbia Parties allege that Golden Gate owes them the principal amount ($3,500,000) together with interest and attorneys' fees all as set forth in the Order to Show Cause Index No. 97-006387 and Affidavit from Vincent Gebbia attached hereto as Exhibit A (such principal amount, together with interest and attorneys' fees, is hereinafter referred to as the "Gebbia Debt"). In view of the dispute between Golden Gate and the Gebbia Parties, the Sellers are unable to deliver a release from the Gebbia Parties of the Assets, in exchange for payment of the Schedule 1.4 Gebbia Debt. On the day that is ten days after the "Gebbia Determination Date", as hereinafter defined (the "Issuance Date"), the Sellers shall pay the dollar amount of any difference between the Final Gebbia Debt, as hereinafter defined, and the amount of Schedule 1.4 Gebbia Debt. EESI agrees that, if and when, the Closing occurs under this Agreement, EESI shall pay the Company Debt in cash up to the amount of the Company Debt set forth in
     Schedule 1.4. For purposes of this Section 1.4(c) "Gebbia Determination Date" shall mean the earlier of (i) the date on which there is a binding enforceable written agreement between Golden Gate and the Gebbia Parties as to the Company Debt owed to the Gebbia Parties, (ii) the date on which a court of competent jurisdiction in a final unappealable decision determines the dollar amount of the Company Debt owed to the Gebbia Parties and (iii) that date, which is no later than five years after the Closing Date (the "Final Gebbia Settlement Date"), on which the Purchasers and the Gebbia Parties enter into a binding enforceable written agreement as to the Company Debt owed to the Gebbia Parties. For purposes hereof, "Final Gebbia Debt" means the dollar amount determined to be owed to the Gebbia Parties, including without limitation, principal, interest and attorneys costs, on the Gebbia Determination Date, either pursuant to a written agreement or final adjudication as referred to in clauses (i), (ii) or (iii) in the preceding sentence, and any costs and expenses incurred by the Purchasers, including without limitation, fees and disbursements of counsel, related thereto or related to Purchasers being sued by the Gebbia Parties for any reason whatsoever, including without limitation, EESI NY entering into or performing under or realizing any benefits from the management agreement to be entered into between the Company and EESI NY (the "Management Agreement").

          The Sellers hereby grant the Purchasers a present power of attorney, and appoint each of them with power of substitution, to settle the dispute with the Gebbia Parties as to the amount of Company Debt owed to them, on such terms as the Purchasers determine in their sole discretion are reasonable. This power of attorney shall be effective (i) on that date which is six months prior to the Final Gebbia Settlement Date if, on or prior to such date, Golden Gate has not entered into a binding enforceable written agreement with the Gebbia Parties with respect to, or there has not been a final adjudication of, the amount of Company Debt owed to the Gebbia Parties or (ii) if the Purchasers make a claim for reimbursement under the Gebbia Indemnity and the Shareholders fail to pay such reimbursement to the Purchasers in immediately available funds within five business days after Purchasers have sent written notice of such claim for reimbursement to the Sellers. Purchasers agree that if they exercise the foregoing power of attorney to settle with the Gebbia Parties they will obtain a release from the Gebbia Parties for the Sellers. This power of attorney is irrevocable and is coupled with an interest.

          The Sellers hereby represent and warrant that the Sellers have prepaid a principal amount of the Schedule 1.4 Gebbia Debt in the amount of $1,342,771, and that no additional principal payments are owed to the Gebbia Parties until December, 1999. EESI NY is relying upon the representations and indemnities set forth in this Section 1.4(c) in entering into the Management Agreement. EESI NY agrees that so long as the Management Agreement is in effect, it shall pay out of, and to the extent of, the revenues of the Business, all expenses and liabilities incurred and accrued by the Business in the ordinary course, (it being understood that the management fee provided for in the Management Agreement is an ordinary operating expense but that the professional fees related to the dispute with the Gebbia Parties is not an ordinary operating expense) on and after the date the Management Agreement becomes effective, including, without limitation, all normal monthly installments of Company Debt. In reliance upon the representation of the Sellers set forth in this paragraph, the Purchasers shall not pay any installment of the Schedule 1.4 Gebbia Debt and interest thereon until the Sellers advise the Purchasers in writing that such amount of indebtedness is due. EESI NY shall have no obligation under the Management

     Agreement to pay any installments of Schedule 1.4 Gebbia Debt or interest thereon unless the revenues generated from the Business in the ordinary course less operating expenses and less the 10% management fee to be paid to EESI NY as provided in the Management Agreement is equal to or exceeds such installment of the Schedule 1.4 Gebbia Debt or interest thereon and any professional fees to be paid at the direction of the Sellers in connection with the dispute with the Gebbia Parties.

          The Sellers hereby confirm and agree that, notwithstanding any reference in this Agreement or any Schedule to the dispute by the Gebbia Parties or any lien of the Gebbia Parties with respect to indebtedness owed by Sellers to the Gebbia Parties, the indemnification by the Sellers set forth in Article VIII hereof shall cover any amount of indebtedness which the Purchasers may be required to pay to the Gebbia Parties which is in excess of the Schedule 1.4 Debt, any claims, damages, suits, actions, proceedings (including without limitation, any settlement proceedings or negotiations or settlement costs), demands, assessments, adjustments, loss or forfeiture of the Assets, defect in title to the Assets, encumbrances or liens on the Assets, penalties, costs and expenses arising, directly or indirectly, in connection with a dispute between the Gebbia Parties and Golden Gate as to the Company Debt owed to the Gebbia Parties and in connection with any lawsuit by the Gebbia Parties against the Purchasers for any reason whatsoever, including without limitation EESI NY entering into, performing under, or enjoying the benefits of the Management Agreement, provided, however, that the indemnity provided for in this
     Section 1.4(c) shall not be subject to the Basket. The indemnity provided for in this Section 1.4(c) and 8.1(e) is hereinafter referred to as the "Gebbia Indemnity". The Gebbia Indemnity shall survive the Closing or termination of this Agreement. The Gebbia Indemnity is secured by a pledge agreement and a security agreement each dated May 12, 1997 executed by the Sellers in favor of the Purchasers (the "Pledge Agreement" and "Security Agreement" respectively). Purchasers agree that at such time Sellers request the Purchasers to release the collateral pledged under the Pledge Agreement and Security Agreement and to accept substitute collateral, Purchasers shall consider such request and if in their sole discretion (it being understood that Purchasers have no obligation to consent) such substitute collateral is acceptable, the Purchasers shall consent to the substitution of collateral. Purchasers also agree that at such time Sellers request the Purchasers to waive Section 6.8 and to Close under this Agreement and to accept collateral (which may be in addition to the collateral under the Pledge Agreement and Security Agreement) as consideration for waiving Section 6.8, Purchasers shall consider such request and if in their sole discretion (it being understood that Purchasers have no obligation to consent) such additional collateral is acceptable, the Purchasers shall consent to the waiving of Section 6.8 hereof.

For purposes of this Agreement, the shares of EESI common stock delivered based on the $9.00 value as set forth in subsection (i) above is hereafter referred to as the "Restricted Stock" and the shares of EESI common stock delivered based on the closing price of EESI common stock five trading days prior to Closing, as set forth in subsection (ii) above, is referred to as the "Unrestricted Stock." The Restricted Stock shall be entitled to the registration rights set forth in
Section 5.2 of this Agreement on the earlier of eighteen (18) months after the Closing Date or July 12, 1998. The Unrestricted Stock shall be entitled to the registration rights set forth in Section 5.2 of this Agreement commencing on the Closing Date."

          1.3  Section 1.5 of the Agreement is hereby amended as follows:

               (a) Section 1.5(h) of the Agreement is hereby amended and restated in its entirety to read as follows: "all accounts receivable (including, without limitation, all receivables billed for which services were not rendered as of May 1, 1997) of Golden Gate arising out of the Business on and after May 1, 1997".

               (b) Section 1.5(o) of the Agreement is hereby amended and restated in its entirety to read as follows: "(o) All of the interest of Golden Gate in all tangible and intangible property, including without limitation, prepaid expenses and all cash generated by the Company on or after May 1, 1997;".

          1.4 Section 1.6 is hereby amended and restated in its entirety to read as follows:

               Section 1.6  Excluded Assets.  "The parties agree that the only
                            ---------------
          tangible and intangible property owned by the Company and not being sold to Purchasers are accounts receivable created prior to May 1, 1997, the cash on hand of the Company generated prior to May 1, 1997, the corporate records of the Company other than the records set forth in Section 1.5(q) above, and the other assets listed on Schedule 1.6 ("Excluded Assets")."

          1.5  Section 1.7 of the Agreement is hereby amended as follows:

               (a) Clause (iii) of Section 1.7 is hereby amended and restated in its entirety to read as follows: "the accounts payable of the Company on and after May 1, 1997 which were incurred in the ordinary course of business as historically operated;"

               (b) The following new clause (vii) is hereby added to Section 1.7: "and (vii) accrued expenses, accrued interest and accrued unpaid vacation accrued on or after May 1, 1997 which were incurred in the ordinary course of business as historically operated"

          1.6 Section 1.8 of the Agreement is hereby amended by adding the following new clause (j) thereto: "and (j) expenses, accounts payable, interest and unpaid salary and/or vacation accrued after May 1, 1997 and before the effective date of the management agreement to be entered into between the Company and EESI NY not incurred in the ordinary course of business."

          1.7  Section 1.9 of the Agreement is hereby amended as follows:

               (a) Subsection 1.9(b) is hereby deleted therefrom and the phrase "Intentionally Omitted" is substituted therefor.

               (b) Subsections 1.9(c), (d) and (e) of the Agreement are hereby amended by deleting the phrase, "April 30, 1997" therefrom and substituting the phrase therefor "July 31, 1997 which date shall be extended by the Purchasers until five years after the date on which the closing under the Leone Agreement occurs if Sections 6.8 and 6.9 have not been satisfied by, or if the transactions contemplated by this Agreement have not been approved by the New York City Trade Waste Commission, by July 31, 1997".

               (c) The following new subsection (g) is added thereto: "(g) by Nicholas Pittas, Jr. on behalf of the Sellers, or EESI, if the transactions contemplated by the Leone Agreement (as defined in Section 6.7) do not close for any reason whatsoever."

               (d) The following new subsection (h) is added thereto: "(h) by the Purchasers if the Management Agreement ceases to be of any force or effect or if there is any litigation, injunction, or restraining order which enjoins, restrains, or in any way prevents EESI NY from performing its obligations under the Management Agreement or realizing any benefits under the Management Agreement."

               (e) The following new subsection (i) is added thereto: "(i) by the Purchasers if a "Bankruptcy Event", occurs. For purposes hereof a "Bankruptcy Event" shall mean the occurrence of any of the following events:

               1.   Involuntary Bankruptcy; Appointment of Receiver.  An
                    -----------------------------------------------
               involuntary proceeding shall be commenced against the Company under any applicable bankruptcy, insolvency, reorganization, receivership, arrangement or readjustment of debt or other similar law now or hereinafter in effect; or a decree or order of a court having jurisdiction in the Premises for the appointment of a receiver, liquidator, administrator, trustee, custodian or other officer having similar powers over the Company over all or a substantial part of the property of the Company shall have been entered; or an interim receiver, trustee or other custodian of the Company or of all or a substantial part of the property of the Company shall have been appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Company shall have been issued.

               2.   Voluntary Bankruptcy; Appointment of Receiver. The Company
                    ---------------------------------------------
               shall permit, or acquiesce in, an order for relief entered with respect to it under, or shall commence a voluntary case or proceeding under, any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or shall consent to the entry of an order for relief in an involuntary proceeding or to the conversion of an involuntary proceeding to a voluntary proceeding, under any such law; or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Company shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due; or the Company or its Board of Directors takes any corporate action to authorize any of the foregoing."

               (f) The following new subsection (j) is added thereto: "(j) Nicholas Pittas, Jr. on behalf of the Sellers if the Management Agreement is terminated by the Company pursuant to Section 10(b) of the Management Agreement."

               (g) The following new subsection (k) is added thereto: "(k) by Purchasers if the Management Agreement is terminated by EESI NY pursuant to Section 10(c) of the Management Agreement for any reason whatsoever."

          1.8 Section 2.8 is hereby amended by deleting subsections (b) and (c) therefrom and substituting in each case the phrase "Intentionally Omitted".

          1.9 Article II is hereby amended by adding the following new Section
2.20 thereto:

               "2.20  Notices and Customer Register.  Sellers have sent the
                      -----------------------------
          "Notice of Reduction and Carting Rates" to all its customers as required by the Trade Waste Commission. Sellers have prepared a computerized customer register which conforms to the Trade Waste Commission requirements."

          1.10 Article IV is hereby as amended as follows:

               (a) Section 4.1 is hereby amended by adding the following new subsections (d) and (e) thereto:

               "(d) Sellers agree that prior to July 12, 1998, they shall not sell, trade, or otherwise dispose of Restricted Stock in an open market or brokered sales transaction, whether or not they would otherwise be able to legally enter into such a transaction, provided however, that Sellers may enter into a private placement transaction with respect to the Restricted Stock at any time."

               "(e) Sellers agree that, with respect to an underwritten public offering for the sale of EESI Stock pursuant to an effective registration statement which occurs after the Closing Date, they will enter into a "lock-up" agreement which would prohibit them from selling any Restricted Stock for a period of 90 days commencing on the date such registration statement becomes effective, if such a "lock-up" agreement is requested by the underwriter of such public offering."

               (b) Article IV is hereby further amended by adding the following new subsections 4.8 and 4.9 thereto:

                    "4.8  Trade Waste Regulations.  Sellers shall deliver
                          -----------------------
               to the Trade Waste Commission by May 8, 1997, if the Closing has not occurred prior to such date, a letter certifying that it has sent to customers the notice referred to in Section 2.20."

                    "4.9  Cash.  Sellers shall not distribute any cash of the
                          ----
               Company resulting from receivables generated on or after May 1, 1997 by the Company on or after May 1, 1997 for any purpose whatsoever without the prior written consent of the Purchaser."

          1.11 Article V is hereby as follows:

               (a) (i) The following new sentence is hereby added to Section 5.2(a): "Notwithstanding anything in this Agreement to the contrary, EESI shall not be obligated to file a registration statement with respect to the Restricted Stock if at such time it would otherwise be obligated to file a registration statement hereunder if the Sellers are able to sell the Restricted Stock without volume limitations under Rule 144."

                    (ii) Section 5.2(e) of the Agreement is hereby deleted in its entirety from Article V and is replaced by Section 4.1(e).

          (b) Article V is amended by adding the following new Sections 5.4, 5.5 and 5.6 thereto:

                    "5.4  Union Contracts.  After the Closing Date Purchaser
                          ---------------
               shall enter into a union contract which is substantially similar to the union contracts listed on Schedule 2.3."

                    "5.5  Accounts Receivable.  Purchaser shall for a period of
                          -------------------
               ninety (90) days after the Closing Date (the "Collection Period") collect on behalf of Sellers any accounts receivable generated by the Business prior to May 1, 1997, it being understood that the Purchaser shall have no liability with any such account receivable which is not collected. Any payments in respect of such accounts receivables which the Purchaser collects during the Collection Period and which are not identified or reconciled to a specific account receivable generated by the Business after May 1, 1997, shall be remitted to William Leone, as agent for the Sellers, on a weekly basis for the first month and thereafter on a bi-monthly basis together with a payment application statement generated in the ordinary course of business. After the expiration of the Collection Period, Sellers shall collect the accounts receivable generated by the Business prior to May 1, 1997, and Purchaser shall have no further obligation to collect such account receivables."

                    "5.6  Closing Adjustments.
                          -------------------

               (a) If the Management Agreement is entered into on or prior to May 15, 1997, the Sellers and Purchasers will account to each other with respect to the expenses of the Business generated in the ordinary course on a historical basis which accrued and the revenues of the Business which were generated on and after May 1, 1997 through the Closing Date. To the extent Sellers paid any expenses related to the Business on or after May 1, 1997 from funds which were not generated by the Business through the rendering of services on or after May 1, 1997 (such expenses being "Sellers' Expense"), Purchasers shall pay in cash to Sellers at Closing a dollar amount equal to the Sellers' Expense. If the Closing occurs after May 15, 1997, the accounting referred to in this Section 5.6(a) shall not be applicable.

               (b) If the Management Agreement is entered into after May 15, 1997, then all references in this Agreement to the allocation of accounts receivable, accounts payable, accrued interest, unpaid vacation and accrued expenses to the Sellers for the period prior to May 1, 1997 and to the Purchasers from and after May 1, 1997 shall be deemed to be of no force and effect and the Sellers and Purchasers hereby agree that the new date for allocating all accounts receivable, accounts payable, accrued interest, unpaid vacation and accrued expenses to the Sellers and Purchasers shall be the date on which the Company and EESI NY enter into the Management Agreement, it being understood that if the Management Agreement is entered into after May 15, 1997, the Sellers shall be responsible for all accounts payable, accrued interest, accrued unpaid vacation and salary, and accrued unpaid expenses prior to the Management Date and shall be entitled to receive collections from all accounts receivable generated by the Business prior to the Management Date, in addition to all cash on hand in the Company on the Management Date. If the Management Agreement is executed after May 15, 1997, the Purchasers and Sellers shall re-execute the Assignment and Assumption Agreement, Bills of Sale, and such other documents as are necessary to give effect to the allocation described in the preceding two sentences."

               (c) If the Management Agreement is executed on or prior to May 15, 1997, then the amount of EESI Stock to be delivered to the Sellers pursuant to Section 1.4(b)(i) shall be calculated based upon the Company Debt set forth in Schedule 1.4 as of May 1, 1997 and the amount of EESI Stock to be delivered to the Sellers pursuant to
          Section 1.4(b)(ii) shall be calculated based upon a per share value of $13.50. If the Management Agreement is executed after May 15, 1997, then the amount of EESI Stock to be delivered to the Sellers pursuant to Section 1.4(b)(i) shall be calculated based upon the Company Debt set forth in Schedule 1.4 as of the Closing Date (provided, however, the Gebbia Debt shall be as set forth in Schedule 1.4 as delivered to Purchasers on May 12, 1997) and the amount of EESI Stock to be delivered to the Sellers pursuant to Section 1.4(b)(ii) shall be calculated based upon a per share value based upon the closing price for EESI's Common Stock on the NASDAQ National Market for the trading day which is five trading days prior to the Closing Date."

          1.12 Article VI of the Agreement is hereby amended by adding the following new Sections 6.7, 6.8 and 6.9 thereto:

               "Section 6.7.  Other Transactions.  Closing shall have taken
                              ------------------
          place under the Reorganization Agreement ("Leone Agreement") dated October 23, 1996 by and between Purchasers, Eastern Container Corporation, Eastern Waste of L.I., Inc., Curbside Leasing, Inc., WSI Holdings,

          Inc., Waste Services, Inc., N.Y. Waste, Inc., L.I. Waste Services, Inc., and KC Waste Services, Inc., and certain named individuals, as amended."

          b)   The following new Section 6.8 is added thereto:

               "Section 6.8.  Gebbia Debt.  The Gebbia Parties shall have
                              -----------
          executed a UCC-3 Filing with respect to the Assets and shall have entered into a general release of the Purchasers and the Assets from any claims arising in connection with the Gebbia Debt in form and substance satisfactory to the Purchasers in their sole discretion."

          c)   The following new Section 6.9 is added thereto:

               "Section 6.9.  Caputo Debt.  Caputo Carting Co., Inc. shall have
                              -----------
          executed a UCC-3 Filing with respect to the Assets and shall have entered into a general release of the Purchasers and the Assets from any claims arising in connection with the indebtedness owed to Caputo Carting Co., Inc. in form and substance satisfactory to the Purchasers in their sole discretion."

          1.13 The third sentence of Section 9.14 of the Agreement is hereby amended and restated in its entirety to read as follows:

               (a) "Purchasers will have fourteen (14) days from that date on which the Purchasers have received written approval from the Trade Waste Commission for the Purchasers to close the transactions contemplated by this Agreement (the "Approval Date") to review any new or revised Schedule delivered to Purchasers on or prior to the Approval Date and terminate the Agreement by sending written notice to the Company if Purchasers are not satisfied with any material matter revealed by any such new or revised Schedule."

          1.14 The following new Schedules 1.4, 1.6, 1.12(b), 2.7, 2.13(c) and 2.13(f) attached hereto are hereby substituted for Schedules 1.4, 1.6, 1.12(b), 2.7, 2.13(c) and 2.13(f) to the Agreement.

          1.15 Notwithstanding anything in the Agreement to the contrary, all references in the Agreement to the phrase "Escrow Stock", "Escrow Agent", "Accounts Receivable Payment" and "Receivable Payment Statement" are hereby deleted.

                          ARTICLE II.  MISCELLANEOUS.

          2.1 All references in the Agreement to "this Agreement" or like terms shall mean and be a reference to the Agreement as amended by this Amendment and all references to "the Agreement" or a like term in any agreement executed in connection with the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.

          2.2 Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.

          2.3 This Amendment hereby incorporates, includes and is subject to
Article IX of the Agreement.


     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

               PURCHASERS

                         EASTERN ENVIRONMENTAL
                         SERVICES, INC.

                         By: /s/ Robert Kramer
                            ---------------------------------
                            Name:  Robert M. Kramer
                            Title:   Vice President


                         EASTERN WASTE OF NEW YORK, INC.

                         By: /s/ Robert Kramer
                            ---------------------------------
                            Name:  Robert M. Kramer
                            Title:   Vice President

               COMPANY

                         GOLDEN GATE CARTING, CO, INC.

                         By: /s/ Nicholas Pittas
                            -----------------------------------
                            Name:  Nicholas Pittas, Jr.
                            Title:   President

               SHAREHOLDERS

                           /s/ Nicholas Pittas
                          -----------------------------------
                          Nicholas Pittas, Jr.


                           /s/ Christopher Pittas
                          --------------------------------------
                          Christopher Pittas

     AS TO THE OBLIGATIONS OF ESCROW AGENT IN SECTION 1.3(b) ONLY

                         ROBERT M. KRAMER & ASSOCIATES, P.C.

                         By: /s/ Robert Kramer
                            -------------------------------------
                              Robert M. Kramer